Exhibit 4.2

ABOVE FOOD INGREDIENTS INC.

as the Corporation

and

ABOVE FOOD CORP.

as the Subsidiary

and

ODYSSEY TRUST COMPANY

as the Warrant Agent

AMENDED AND RESTATED WARRANT INDENTURE
Providing for the Issue of Warrants of the Corporation

Dated as of June 28, 2024

Page

Article 1 INTERPRETATION		3
1.1	Definitions	3
1.2	Gender and Number	8
1.3	Headings, Etc.	8
1.4	Day not a Business Day	9
1.5	Time of the Essence	9
1.6	Monetary References	9
1.7	Applicable Law	9
Article 2 ISSUE OF WARRANTS		9
2.1	Creation and Issue of Warrants	9
2.2	Terms of Warrants	9
2.3	Warrantholder not a Shareholder	10
2.4	Warrants to Rank Pari Passu	10
2.5	Form of Warrants	10
2.6	Book Entry Only Warrants	11
2.7	Warrant Certificate	12
2.8	Legends	14
2.9	Register of Warrants	16
2.10	Issue in Substitution for Warrant Certificates Lost, etc.	17
2.11	Exchange of Warrant Certificates	17
2.12	Transfer and Ownership of Warrants	17
2.13	Cancellation of Surrendered Warrants	19
2.14	Assumption by Transferee and Release of Transferor	19
Article 3 EXERCISE OF WARRANTS		19
3.1	Right of Exercise	19
3.2	Warrant Exercise	20
3.3	Prohibition on Exercise by U.S. Persons; Legended Certificates	22
3.4	Transfer Fees and Taxes	23
3.5	Warrant Agency	23
3.6	Effect of Exercise of Warrant Certificates	24
3.7	Partial Exercise of Warrants; Fractions	24
3.8	Expiration of Warrants	24

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(continued)

Page

3.9	Accounting and Recording	25
3.10	Securities Restrictions	25
Article 4 ADJUSTMENT OF NUMBER OF COMMON SHARES AND EXERCISE PRICE		25
4.1	Adjustment of Number of Common Shares and Exercise Price	25
4.2	Entitlement to Common Shares on Exercise of Warrant	29
4.3	No Adjustment for Certain Transactions	29
4.4	Determination by Independent Firm	29
4.5	Proceedings Prior to any Action Requiring Adjustment	29
4.6	Certificate of Adjustment	30
4.7	Notice of Special Matters	30
4.8	No Action after Notice	30
4.9	Other Action	30
4.10	Protection of Warrant Agent	30
4.11	Participation by Warrantholder	31
Article 5 RIGHTS OF THE CORPORATION AND COVENANTS		31
5.1	Optional Purchases by the Corporation	31
5.2	General Covenants	31
5.3	Warrant Agent’s Remuneration and Expenses	32
5.4	Performance of Covenants by Warrant Agent	32
5.5	Enforceability of Warrants	32
Article 6 ENFORCEMENT		33
6.1	Suits by Registered Warrantholders	33
6.2	Suits by the Corporation	33
6.3	Immunity of Shareholders, etc.	33
6.4	Waiver of Default	33
Article 7 MEETINGS OF WARRANTHOLDERS		34
7.1	Right to Convene Meetings	34
7.2	Notice	34
7.3	Chairperson	34
7.4	Quorum	34
7.5	Power to Adjourn	35
7.6	Show of Hands	35

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(continued)

Page

7.7	Poll and Voting	35
7.8	Regulations	35
7.9	Corporation and Warrant Agent May be Represented	36
7.10	Powers Exercisable by Extraordinary Resolution	36
7.11	Meaning of Extraordinary Resolution	37
7.12	Powers Cumulative	38
7.13	Minutes	38
7.14	Instruments in Writing	38
7.15	Binding Effect of Resolutions	38
7.16	Holdings by Corporation Disregarded	38
Article 8 SUPPLEMENTAL INDENTURES		39
8.1	Provision for Supplemental Indentures for Certain Purposes	39
8.2	Successor Entities	40
Article 9 CONCERNING THE WARRANT AGENT		40
9.1	Indenture Legislation	40
9.2	Rights and Duties of Warrant Agent	40
9.3	Evidence, Experts and Advisers	41
9.4	Documents, Monies, etc. Held by Warrant Agent	42
9.5	Actions by Warrant Agent to Protect Interest	42
9.6	Warrant Agent Not Required to Give Security	42
9.7	Protection of Warrant Agent	42
9.8	Replacement of Warrant Agent; Successor by Merger	43
9.9	Conflict of Interest	44
9.10	Acceptance of Agency	44
9.11	Warrant Agent Not to be Appointed Receiver	44
9.12	Authorization to Carry on Business	44
9.13	Warrant Agent Not Required to Give Notice of Default	45
9.14	Anti-Money Laundering	45
9.15	Compliance with Privacy Code	45
9.16	Securities Exchange Commission Certification	46
Article 10 GENERAL		46
10.1	Notice to the Corporation and the Warrant Agent	46

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(continued)

Page

10.2	Notice to Warrantholders	47
10.3	Ownership of Warrants	48
10.4	Counterparts and Electronic Copies	48
10.5	Satisfaction and Discharge of Indenture	48
10.6	Provisions of Indenture and Warrants for the Sole Benefit of Parties and Warrantholders	48
10.7	Warrants Owned by the Corporation – Certificate to be Provided	49
10.8	Severability	49
10.9	Force Majeure	49
10.10	Assignment, Successors and Assigns	49
10.11	Rights of Rescission and Withdrawal for Holders	50
Schedule A Form of Warrant		A-1

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AMENDED AND RESTATED WARRANT INDENTURE

THIS AMENDED AND RESTATED WARRANT INDENTURE (this “Amended and Restated Warrant Indenture”) is dated as of June 28, 2024.

BETWEEN:

ABOVE FOOD INGREDIENTS INC., a company existing under the laws of the Province of Alberta, Canada

(the “Corporation”),

- and -

ABOVE FOOD CORP., a company existing under the laws of the Province of Alberta, Canada

(the “Subsidiary”),

- and -

ODYSSEY TRUST COMPANY, a trust company continued under the laws of Canada

(the “Warrant Agent”)

WHEREAS:

A.	The Subsidiary and the Warrant Agent are parties to that certain warrant indenture dated January 18, 2021 (the “Original Warrant Indenture”) as amended by a supplement warrant indenture dated May 6, 2024 (the “Supplemental Warrant Indenture” and collectively with the Original Warrant Indenture, the “Warrant Indenture”), providing for the issue of up to 11,416,244 common share purchase warrants of the Subsidiary (the “Subsidiary Warrants”), with each whole Subsidiary Warrant exercisable to acquire one common share in the capital of the Subsidiary (each, a “Subsidiary Share”) at an exercise price of C$3.75 per Subsidiary Share, payable in immediately available Canadian funds or upon a Cashless Exercise (as such term is defined herein), subject to adjustment in accordance with the provisions of Article 4 of the Warrant Indenture, at any time prior to the Expiry Time on the Expiry Date (as such terms are defined herein).

B.	On April 29, 2023, the Subsidiary, the Corporation, Above Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and Bite Acquisition Corp., a Delaware corporation (“Bite”), entered into a business combination agreement (as amended on March 12, 2024, and as may be further amended or supplemented from time to time pursuant to the terms thereof, the “Business Combination Agreement,” and the transactions contemplated thereby, the “Business Combination”.

C.	Pursuant to the terms of a statutory plan of arrangement (the “Plan of Arrangement”) under Part 15 of the Business Corporations Act (Alberta) (the “ABCA”), and subject to the terms and conditions of the Business Combination Agreement, at the effective time of the Plan of Arrangement (the “Effective Time”) on June 28, 2024 (the “Effective Date”), among other things:

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(i)	each Subsidiary Share held by a holder of Subsidiary Shares (a “Subsidiary Shareholder”) (other than a Dissenting Shareholder (as such term is defined herein) immediately prior to the Effective Time of the Plan of Arrangement will be transferred and assigned to the Corporation in exchange for such number of common shares of the Corporation (“Common Shares”) equal to such number of Subsidiary Shares held immediately prior to the Effective Time multiplied by the Exchange Ratio (as such term is defined herein), and such number of class A earnout shares of the Corporation (“Class A Shares”) and class B earnout shares of the Corporation (“Class B Shares”), in each case, equal to such number of Subsidiary Shares held immediately prior to the Effective Time multiplied by the Earnout Ratio (as such term is defined herein), subject to and in accordance with the Plan of Arrangement; and

(ii)	each Subsidiary Warrant outstanding immediately prior to the Effective Time will be automatically converted into a common share purchase warrant of the Corporation (each, a “Warrant”) exercisable to receive such number of Common Shares equal to such number of Subsidiary Shares underlying such Subsidiary Warrant immediately prior to the Effective Time multiplied by the Exchange Ratio (rounded down to the nearest whole share), at the Exercise Price or upon a Cashless Exercise (as such terms are defined herein), and upon the due exercise of a Warrant, the holder thereof shall be entitled to receive such number of Class A Shares and Class B Shares, in each case, equal to the number of Subsidiary Shares underlying such Subsidiary Warrant immediately prior to the Effective Time multiplied by the Earnout Ratio, subject to and in accordance with the Plan of Arrangement.

D.	Pursuant to the terms and subject to the conditions of this Amended and Restated Warrant Indenture and in accordance with the Plan of Arrangement, each full Warrant shall, subject to adjustment, entitle the holder thereof to acquire such number of Common Shares equal to such number of Subsidiary Shares underlying such Subsidiary Warrant held immediately prior to the Effective Time multiplied by the Exchange Ratio (rounded down to the nearest whole share), at the Exercise Price or upon a Cashless Exercise (as such terms are defined herein, as evidenced by such certificate of adjustment to be delivered to the Warrant Agent pursuant to Section 4.6 hereof, and upon the due exercise of a Warrant, the holder thereof shall be entitled to receive such number of Class A Shares and Class B Shares, in each case, equal to the number of Subsidiary Shares underlying such Subsidiary Warrant immediately prior to the Effective Time multiplied by the Earnout Ratio, subject to and in accordance with the Plan of Arrangement.

E.	Section 8.2 of the Warrant Indenture provides that, among other things, in the event of an arrangement or a transfer of the undertaking or assets of the Subsidiary as an entirety or substantially as an entirety to or with another entity, the successor entity resulting therefrom (if not the Subsidiary) shall expressly assume, by a form of supplemental indenture satisfactory in form to the Warrant Agent and execute and delivered to the Warrant Agent, the due and punctual performance and observance of each and every covenant and condition of the Warrant Indenture to be performed and observed by the Subsidiary.

F.	The Subsidiary and the Corporation desire the Warrant Agent to act on behalf of the Corporation, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Warrants to be issued to former holders of Subsidiary Warrants pursuant to the Plan of Arrangement.

G.	The Corporation is duly authorized to create and issue the Warrants to be issued in accordance with the terms and subject to the conditions of this Amended and Restated Warrant Indenture and the Plan of Arrangement.

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H.	All acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Corporation and countersigned by or on behalf of the Warrant Agent, as provided herein, the valid, binding and legal obligations of the Corporation, and to authorize the execution and delivery of this Amended and Restated Warrant Indenture.

I.	The foregoing recitals are made as representations and statements of fact by the Corporation and not by the Warrant Agent.

NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Corporation hereby appoints the Warrant Agent as warrant agent to hold the rights, interests and benefits contained herein for and on behalf of those persons who from time to time become the holders of Warrants issued pursuant to this Amended and Restated Warrant Indenture and the parties hereto agree as follows:

Article 1
INTERPRETATION

1.1	Definitions.

In this Amended and Restated Warrant Indenture, including the recitals and schedules hereto, and in all indentures supplemental hereto:

“Acceleration Notice” has the meaning ascribed thereto in Section 2.2(2) of this Amended and Restated Warrant Indenture.

“Adjusted EBITDA” means, for the applicable measurement period, determined in a manner consistent with the Corporation’s Audited Year-End Financial Statements, earnings before interest expense, taxes, depreciation, amortization adjusted for non-recurring items in the company’s normal operations resulting from discontinued operations, extraordinary items, unusual or infrequent items, and changes resulting from changes in accounting policies/principles.

“Adjustment Period” means the period from the Effective Date up to and including the Expiry Time.

“Allocation Schedule” means the allocation schedule to be delivered by the Subsidiary to Bite (and to be delivered by Bite to Odyssey Trust Company, as depositary, thereafter) in accordance with Section 2.5 of the Business Combination Agreement.

“Applicable Legislation” means any statute of Canada or a province thereof, and the regulations under any such named or other statute, relating to warrant indentures or to the rights, duties and obligations of warrant agents under warrant indentures, to the extent that such provisions are at the time in force and applicable to this Amended and Restated Warrant Indenture.

“Auditors” means a firm of chartered accountants duly appointed as auditors of the Corporation, from time to time.

“Authenticated” means (a) with respect to the issuance of a Warrant Certificate, one which has been duly signed by the Corporation (manually or by electronic means) and authenticated by manual signature of an authorized officer of the Warrant Agent, and (b) with respect to the issuance of an Uncertificated Warrant, one in respect of which the Warrant Agent has completed all Internal Procedures such that the particulars of such Uncertificated Warrant as required by Section 2.7 are entered in the register of holders of Warrants, “Authenticate”, “Authenticating” and “Authentication” have the appropriate correlative meanings.

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“Book Entry Only Participants” means institutions that participate directly or indirectly in the Depository’s book entry registration system for the Warrants.

“Book Entry Only Warrants” means Warrants that are to be held only by or on behalf of the Depository.

“Business Day” means any day other than Saturday, Sunday or a statutory or civic holiday, or any other day on which the banks are not open for business in Calgary, Alberta, and if the Common Shares are listed on a Stock Exchange shall be a day on which such Stock Exchange is open for trading.

“Cashless Exercise” has the meaning set forth in Section 3.2(12).

“CDS Global Warrants” means Warrants representing all or a portion of the aggregate number of Warrants issued in the name of the Depository represented by an Uncertificated Warrant, or if requested by the Depository or the Corporation, by a Warrant Certificate.

“Certificated Warrant” means a Warrant evidenced by a writing or writings substantially in the form of Schedule A, attached hereto.

“Change of Control” means a merger, consolidation, business combination, recapitalization, reorganization, or other similar transaction, however effected, resulting in any Person or group (as defined under Section 13 of the Exchange Act) acquiring at more than least 50% of the combined voting power of the then outstanding securities of the Corporation.

“Common Share Delivery Date” has the meaning set forth in Section 3.6(2).

“Common Share Reorganization” has the meaning set forth in Section 4.1.

“Common Shares” means, subject to Article 4, fully paid and non-assessable common shares of the Corporation as presently constituted.

“Confirmation” has the meaning set forth in Section 3.2(2).

“Corporation’s Audited Year-End Financial Statements” means the audited consolidated balance sheet of the Corporation and the related audited consolidated statements of operations, consolidated statement of changes in shareholders’ equity and consolidated statement of cash flows.

“Counsel” means a barrister or solicitor or a firm of barristers and solicitors retained by the Warrant Agent or retained by the Corporation and acceptable to the Warrant Agent, which may or may not be counsel for the Corporation.

“Current Market Price” of the Common Shares means, at any date, the volume weighted average price per share at which the Common Shares have traded:

(i)	following a Liquidity Event, on a Stock Exchange; or

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(ii)	if the Common Shares are not listed on any stock exchange, on any over-the-counter market on which the Common Shares are trading, as may be selected for this purpose by the Directors of the Corporation acting reasonably, during the 10 consecutive Trading Days ending the Trading Day before such date. If the Common Shares are not listed on any stock exchange or traded on any over-the-counter market, the Current Market Price shall be determined by the Directors, acting in good faith.

“Depository” means CDS Clearing and Depository Services Inc. or such other person as is designated in writing by the Corporation to act as depository in respect of the Warrants.

“Directors” means the board of directors of the Corporation.

“Dissent Rights” means the rights of dissent described in the Plan of Arrangement.

“Dissenting Shareholder” means a registered holder of Subsidiary Shares immediately prior to the Effective Time who has duly and validly exercised the Dissent Rights in respect of all Subsidiary Shares held and who has not withdrawn or been deemed to have withdrawn such exercise of Dissent Rights as of the applicable time of determination.

“Dividends” means any dividends paid by the Corporation.

“Earnout Period” means any time during the five-year period following the Effective Date.

“Earnout Ratio” at any time means the number of Class A Shares and the number of Class B Shares which a holder is entitled to receive upon the due exercise of one whole Warrant, which initially is 0.0349264 of a Class A Share and 0.0349264 of a Class B Share, respectively, being the earnout ratio set forth in the Allocation Schedule, subject to adjustment in accordance with the provisions of Article 4.

“Earnout Shares” means, collectively, Class A Shares and Class B Shares, and “Earnout Share” means any one of them.

“Effective Date” means the date of this Amended and Restated Warrant Indenture.

“Exchange Act” means the United States Securities Exchange Act of 1934.

“Exchange Ratio” at any time means the number of Common Shares which a holder may purchase by the due exercise of one whole Warrant, which initially is 0.2103419 of a Common Share, being the exchange ratio set forth in the Allocation Schedule, subject to adjustment in accordance with the provisions of Article 4.

“Exercise Date” means, in relation to a Warrant, the Business Day on which such Warrant is validly exercised or deemed to be validly exercised in accordance with Article 3 hereof.

“Exercise Notice” has the meaning set forth in Section 3.2(1).

“Exercise Price” at any time means the price at which a whole Common Share may be purchased by the exercise of Warrants, payable in United States funds, subject to adjustment in accordance with the provisions of Article 4 hereof, which is initially US$13.31 per Common Share;

“Expiry Date” means the earlier of the date that is:

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(i)	January 18, 2026; and

(iii)	provided for in Section 2.2(2) of this Amended and Restated Warrant Indenture, in which case the Expiry Date shall be the date that is the 30th day following the issuance of the Acceleration Notice.

“Expiry Time” means 5:00 p.m. (Calgary time) on the Expiry Date.

“Extraordinary Resolution” has the meaning set forth in Section 7.11.

“First Tranche Earnout Target” with respect to Class A Shares means that each Class A Share will convert into a Common Share on a one-for-one basis if: (i) on any 20 trading days within any 30 trading day period, the trading price of the Common Shares is greater than or equal to US$12.50 (as adjusted for share splits, reverse share splits, sub-divisions, rights issuances, stock dividends, reorganizations, recapitalizations and other similar transactions); (ii) the Adjusted EBITDA of the Corporation for the fiscal year ending January 31, 2025 is greater than or equal to US$21,200,000 based on the audited consolidated financial statements for such period; or (iii) there occurs any transaction resulting in a Change of Control with a valuation of the Common Shares that is greater than or equal to US$12.50 per Common Share (such value per share to be calculated without giving effect to the conversion of any applicable Earnout Shares).

“Internal Procedures” means in respect of the making of any one or more entries to, changes in or deletions of any one or more entries in the register at any time (including without limitation, original issuance or registration of transfer of ownership) the minimum number of the Warrant Agent’s internal procedures customary at such time for the entry, change or deletion made to be complete under the operating procedures followed at the time by the Warrant Agent.

“Issue Date” for a particular Warrant means the date on which the Warrant is actually issued by or on behalf of the Corporation.

“Liquidity Event” means the listing of the Common Shares on a Stock Exchange.

“person” means an individual, body corporate, partnership, trust, agent, executor, administrator, legal representative or any unincorporated organization.

“register” means the one set of records and accounts maintained by the Warrant Agent pursuant to Section 2.9.

“Registered Warrantholders” means the persons who are registered owners of Warrants as such names appear on the register, and for greater certainty, shall include the Depository as well as the holders of Uncertificated Warrants appearing on the register of the Warrant Agent.

“Regulation D” means Regulation D under the U.S. Securities Act.

“Regulation S” means Regulation S under the U.S. Securities Act.

“Second Tranche Earnout Target” with respect to Class B Shares means that each Class B Share will convert into a Common Share on a one-for-one basis if: (i) on any 20 trading days within any 30 trading day period, the trading price of the Common Shares is greater than or equal to US$15.00 (as adjusted for share splits, reverse share splits, sub-divisions, rights issuances, stock dividends, reorganizations, recapitalizations and other similar transactions); (ii) the Adjusted EBITDA of the Corporation the fiscal year ending January 31, 2026 is greater than or equal to US$32,900,000 based on the audited consolidated financial statements for such period; or (iii) there occurs any transaction resulting in a Change of Control with a valuation of the Common Shares that is greater than or equal to US$15.00 per Common Share (such value per share to be calculated without giving effect to the conversion of any applicable Earnout Shares).

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“Shareholders” mean registered holders of Common Shares.

“Stock Exchange” means, following the occurrence of a Liquidity Event, the Toronto Stock Exchange, the TSX Venture Exchange, the Canadian Securities Exchange, the NYSE American LLC, or such other recognized stock exchange in Canada or the United States on which the Common Shares are or become listed and which forms the primary trading market for such shares.

“this Amended and Restated Warrant Indenture”, “this Warrant Indenture”, “this Indenture”, “this Agreement”, “hereto” “herein”, “hereby”, “hereof” and similar expressions mean and refer to this Amended and Restated Warrant Indenture and any indenture, deed or instrument supplemental hereto; and the expressions “Article”, “Section”, “subsection” and “paragraph” followed by a number, letter or both mean and refer to the specified article, section, subsection or paragraph of this Amended and Restated Warrant Indenture.

“Trading Day” means, provided that the Common Shares are listed on a Stock Exchange, a day on which the Stock Exchange is open for trading; and if the Common Shares are not listed on a Stock Exchange, a day on which an over-the-counter market where such shares are traded is open for business.

“Uncertificated Warrant” means any Warrant which is not a Certificated Warrant.

“United States” means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia.

“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“U.S. Person” means a “U.S. person” as set forth in Regulation S and includes, subject to certain exclusions set out therein, the following: (i) any natural person resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a U.S. Person; (iv) any trust of which any trustee is a U.S. Person; (v) any agency or branch of a foreign entity located in the United States; (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person; (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; (viii) any partnership or corporation if (A) organized or incorporated under the laws of any jurisdiction other than the United States and (B) formed by a U.S. Person principally for the purpose of investing in securities not registered under the U.S. Securities Act, unless it is organized or incorporated, and owned, by “accredited investors” (as defined in Rule 501(a) of Regulation D) who are not natural persons, estates or trusts.

“U.S. Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

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“U.S. Warrantholder” means any Registered Warrantholder that is a U.S. Person, acquired Warrants in the United States or for the account or benefit of any U.S. Person or person in the United States.

“Warrant Agency” means the principal offices of the Warrant Agent in the City of Calgary or such other place as may be designated in accordance with Section 3.5.

“Warrant Agent” means Odyssey Trust Company, in its capacity as warrant agent of the Warrants, or its successors from time to time.

“Warrant Certificate” means a certificate, substantially in the form set forth in Schedule A hereto or such other form as may be approved by the Corporation and the Warrant Agent, to evidence those Warrants that will be evidenced by a certificate.

“Warrantholders”, or “holders” without reference to Warrants, means the warrantholders as, and in respect of Warrants registered in the name of the Depository and includes owners of Warrants who beneficially hold securities entitlements in respect of Warrants through a Book Entry Only Participant or means, at a particular time, the persons entered in the register hereinafter mentioned as holders of Warrants outstanding at such time.

“Warrantholders’ Request” means an instrument signed in one or more counterparts by Registered Warrantholders holding in the aggregate not less than 25% of the aggregate number of all Warrants then unexercised and outstanding, requesting the Warrant Agent to take some action or proceeding specified therein.

“Warrants” means the Common Share purchase warrants created by and authorized by and issuable under this Amended and Restated Warrant Indenture, to be issued and Authenticated hereunder as a Certificated Warrant and/or Uncertificated Warrant, entitling the holder thereof to purchase such number of Common Shares multiplied by the Exchange Ratio (rounded down to the nearest whole share) (subject to adjustment as herein provided) per Warrant at the Exercise Price or upon a Cashless Exercise prior to the Expiry Time.

“written order of the Corporation”, “written request of the Corporation”, “written consent of the Corporation” and “certificate of the Corporation” mean, respectively, a written order, request, consent and certificate signed in the name of the Corporation by any duly authorized signatory of the Corporation and may consist of one or more instruments so executed.

1.2	Gender and Number.

Words importing the singular number or masculine gender shall include the plural number or the feminine or neuter genders, and vice versa.

1.3	Headings, Etc.

The division of this Amended and Restated Warrant Indenture into Articles and Sections, the provision of a Table of Contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Amended and Restated Warrant Indenture or of the Warrants.

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1.4	Day not a Business Day.

If any day on or before which any action or notice is required to be taken or given hereunder is not a Business Day, then such action or notice shall be required to be taken or given on or before the requisite time on the next succeeding day that is a Business Day.

1.5	Time of the Essence.

Time shall be of the essence of this Amended and Restated Warrant Indenture.

1.6	Monetary References.

Whenever any amounts of money are referred to herein, such amounts shall be deemed to be in lawful money of Canada unless otherwise expressed.

1.7	Applicable Law.

This Amended and Restated Warrant Indenture, the Warrants, the Warrant Certificates (including all documents relating thereto, which by common accord have been and will be drafted in English) shall be construed in accordance with the laws of the Province of Alberta and the federal laws applicable therein. Each of the parties hereto, which shall include the Warrantholders, irrevocably attorns to the exclusive jurisdiction of the courts of the Province of Alberta with respect to all matters arising out of this Amended and Restated Warrant Indenture and the transactions contemplated herein.

Article 2
ISSUE OF WARRANTS

2.1	Creation and Issue of Warrants.

A maximum of 11,416,244 Warrants (subject to adjustment as herein provided) are hereby created and authorized to be issued on one or more closing dates in accordance with the terms and conditions hereof. By written order of the Corporation, the Warrant Agent shall deliver Authenticated Warrants in certificated or uncertificated form pursuant to Section 2.5 hereof to Registered Warrantholders and record the name of the Registered Warrantholders on the Warrant register. Registration of interests in Warrants held by the Depository may be evidenced by a position appearing on the register for Warrants of the Warrant Agent for an amount representing the aggregate number of such Warrants outstanding from time to time.

2.2	Terms of Warrants.

(1)	Subject to the applicable conditions for exercise set out in Article 3 having been satisfied and subject to adjustment in accordance with Article 4, each whole Warrant shall entitle each Warrantholder thereof, upon exercise at any time after the Issue Date and prior to the Expiry Time, to acquire 0.2103419 of a Common Share, and, if applicable, 0.0349264 of a Class A Share and/or 0.0349264 of a Class B Share, upon payment of the Exercise Price or upon a Cashless Exercise.

(2)	Notwithstanding Section 2.2(1) and any other provisions herein, if, at any time following a Liquidity Event, the Current Market Price of the Common Shares on a Stock Exchange equals or exceeds US$5.00, the Corporation shall be entitled, at its option, within 10 days following such 10-Trading Day period, to accelerate the exercise period through the issuance by the Corporation of a press release specifying the new Expiry Date (the “Acceleration Notice”) and, in such case, the new Expiry Date shall be deemed to be the 30th day following the issuance of the Acceleration Notice. From and after the new Expiry Date specified in such Acceleration Notice, no Warrants may be issued or exercised, and all unexercised Warrants shall be void and of no effect following the new Expiry Date.

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(3)	No fractional Warrants shall be issued or otherwise provided for hereunder and Warrants may only be exercised in a sufficient number to acquire whole numbers of Common Shares. Any fractional Warrants shall be rounded down to the nearest whole number and the holder shall not be entitled to any compensation in respect of any fractional Warrants not issued.

(4)	Each Warrant shall entitle the holder thereof to such other rights and privileges as are set forth in this Amended and Restated Warrant Indenture.

(5)	The number of Common Shares which may be purchased pursuant to the Warrants and the Exercise Price and Cashless Exercise therefor shall be adjusted upon the events and in the manner specified in Article 4.

(6)	Neither the Corporation nor the Warrant Agent shall have any obligation to deliver Common Shares upon the exercise of any Warrant if the person to whom such shares are to be delivered is a resident of a country or political subdivision thereof in which the Common Shares may not lawfully be issued pursuant to applicable securities legislation. The Corporation or the Warrant Agent may require any person to provide proof of an applicable exemption from such applicable securities legislation to the Corporation and Warrant Agent before Common Shares are delivered pursuant to the exercise of any Warrant.

2.3	Warrantholder not a Shareholder.

Except as may be specifically provided herein, nothing in this Amended and Restated Warrant Indenture or in the holding of a Warrant Certificate, entitlement to a Warrant or otherwise, shall, in itself, confer or be construed as conferring upon a Warrantholder any right or interest whatsoever as a Shareholder, including, but not limited to, the right to vote at, to receive notice of, or to attend, meetings of Shareholders or any other proceedings of the Corporation, or the right to Dividends and other allocations.

2.4	Warrants to Rank Pari Passu.

All Warrants shall rank equally and without preference over each other, whatever may be the actual date of issue thereof.

2.5	Form of Warrants.

(1)	The Warrants may be issued in both certificated and uncertificated form. Each Warrant originally issued to a U.S. Warrantholder will be evidenced in certificated form only and bear the applicable legends set forth in Section 2.8(1). All Certificated Warrants shall be evidenced by a Warrant Certificate (including all replacements issued in accordance with this Amended and Restated Warrant Indenture), substantially in the form set out in Schedule A hereto, which shall be dated as of the Issue Date, shall bear such distinguishing letters and numbers as the Corporation may, with the approval of the Warrant Agent, prescribe, and shall be issuable in any denomination excluding fractions. All Warrants issued to the Depository may be in either a certificated or uncertificated form, such uncertificated form being evidenced by a book position on the register of Warrantholders to be maintained by the Warrant Agent in accordance with Section 2.9.

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(2)	Each Warrantholder by purchasing such Warrant acknowledges and agrees that the terms and conditions set forth in the form of the Warrant Certificate set out in Schedule A hereto shall apply to all Warrants and Warrantholders regardless of whether such Warrants are issued in certificated or uncertificated form or whether such Warrantholders are Registered Warrantholders or owners of Warrants who beneficially hold security entitlements in respect of the Warrants through a Depository.

2.6	Book Entry Only Warrants.

(1)	Registration of beneficial interests in and transfers of Warrants held by the Depository shall be made only through the book entry registration system and no Warrant Certificates shall be issued in respect of such Warrants except where physical certificates evidencing ownership in such securities are required or as set out herein or as may be requested by the Depository, as determined by the Corporation, from time to time. Except as provided in this Section 2.6, owners of beneficial interests in any CDS Global Warrants shall not be entitled to have Warrants registered in their names and shall not receive or be entitled to receive Warrants in definitive form or to have their names appear in the register referred to in Section 2.9 herein. Notwithstanding any terms set out herein, Warrants having the legend set forth in Section 2.8(1) herein may not be held in the name of the Depository or in the form of Uncertificated Warrants.

(2)	Notwithstanding any other provision in this Amended and Restated Warrant Indenture, no CDS Global Warrants may be exchanged in whole or in part for registered Warrants, and no transfer of any CDS Global Warrants in whole or in part may be registered, in the name of any person other than the Depository for such CDS Global Warrants or a nominee thereof unless:

(a)	the Depository notifies the Corporation that it is unwilling or unable to continue to act as depository in connection with the Book Entry Only Warrants and the Corporation is unable to locate a qualified successor;

(b)	the Corporation determines that the Depository is no longer willing, able or qualified to discharge properly its responsibilities as holder of the CDS Global Warrants and the Corporation is unable to locate a qualified successor;

(c)	the Depository ceases to be a clearing agency or otherwise ceases to be eligible to be a depository and the Corporation is unable to locate a qualified successor;

(d)	the Corporation determines that the Warrants shall no longer be held as Book Entry Only Warrants through the Depository;

(e)	such right is required by applicable law, as determined by the Corporation and the Corporation’s Counsel; or

(f)	the Warrant is to be Authenticated to or for the account or benefit of a U.S. Warrantholder;

following which, Warrants for those holders requesting the same shall be registered and issued to the beneficial owners of such Warrants or their nominees as directed by the holder. The Corporation shall provide a certificate of the Corporation giving notice to the Warrant Agent of the occurrence of any event outlined in this Section 2.6(2).

(3)	Subject to the provisions of this Section 2.6, any exchange of CDS Global Warrants for Warrants which are not CDS Global Warrants may be made in whole or in part in accordance with the provisions of Section 2.12, mutatis mutandis. All such Warrants issued in exchange for a CDS Global Warrant or any portion thereof shall be registered in such names as the Depository for such CDS Global Warrants shall direct and shall be entitled to the same benefits and subject to the same terms and conditions (except insofar as they relate specifically to CDS Global Warrants or to any legend required by Section 2.8(1) and the restrictions set out in such legend) as the CDS Global Warrants or portion thereof surrendered upon such exchange.

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(4)	Every Warrant that is Authenticated upon registration or transfer of a CDS Global Warrant, or in exchange for or in lieu of a CDS Global Warrant or any portion thereof, whether pursuant to this Section 2.6, or otherwise, shall be Authenticated in the form of, and shall be, a CDS Global Warrant, unless such Warrant is registered in the name of a person other than the Depository for such CDS Global Warrant or a nominee thereof.

(5)	Notwithstanding anything to the contrary in this Amended and Restated Warrant Indenture, subject to applicable law, the CDS Global Warrant will be issued as an Uncertificated Warrant, unless otherwise requested in writing by the Depository or the Corporation.

(6)	The rights of beneficial owners of Warrants who hold securities entitlements in respect of the Warrants through the book entry registration system shall be limited to those established by applicable law and agreements between the Depository and the Book Entry Only Participants and between such Book Entry Only Participants and the beneficial owners of Warrants who hold securities entitlements in respect of the Warrants through the book entry registration system, and such rights must be exercised through a Book Entry Only Participant in accordance with the rules and procedures of the Depository.

(7)	Notwithstanding anything herein to the contrary, neither the Corporation nor the Warrant Agent nor any agent thereof shall have any responsibility or liability for:

(a)	the electronic records maintained by the Depository relating to any ownership interests or any other interests in the Warrants or the depository system maintained by the Depository, or payments made on account of any ownership interest or any other interest of any person in any Warrant represented by an electronic position in the book entry registration system (other than the Depository or its nominee);

(b)	maintaining, supervising or reviewing any records of the Depository or any Book Entry Only Participant relating to any such interest; or

(c)	any advice or representation made or given by the Depository or those contained herein that relate to the rules and regulations of the Depository or any action to be taken by the Depository on its own direction or at the direction of any Book Entry Only Participant.

(8)	The Corporation may terminate the application of this Section 2.6 in its sole discretion in which case all Warrants shall be evidenced by Warrant Certificates registered in the name of a person other than the Depository.

2.7	Warrant Certificate.

(1)	For Warrants issued in certificated form, the form of certificate representing Warrants shall be substantially as set out in Schedule A hereto or such other form as is authorized from time to time by the Warrant Agent and the Corporation. Each Warrant Certificate shall be Authenticated manually by or on behalf of the Warrant Agent. Each Warrant Certificate shall be signed by any one duly authorized signatory of the Corporation whose signature shall appear on the Warrant Certificate and may be printed, lithographed or otherwise mechanically reproduced thereon and, in such event, certificates so signed are as valid and binding upon the Corporation as if it had been signed manually. Any Warrant Certificate which has the applicable signature as hereinbefore provided shall be valid notwithstanding that the person whose signature is printed, lithographed or mechanically reproduced no longer holds office at the date of issuance of such certificate. The Warrant Certificates may be engraved, printed or lithographed, or partly in one form and partly in another, as the Warrant Agent may determine.

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(2)	The Warrant Agent shall Authenticate Uncertificated Warrants (whether upon original issuance, exchange, registration of transfer, or otherwise) by completing its Internal Procedures and the Corporation shall, and hereby acknowledges that it shall, thereupon be deemed to have duly and validly issued such Uncertificated Warrants under this Amended and Restated Warrant Indenture. Such Authentication shall be conclusive evidence that such Uncertificated Warrant has been duly issued hereunder and that the holder or holders are entitled to the benefits of this Amended and Restated Warrant Indenture. The register shall be final and conclusive evidence as to all matters relating to Uncertificated Warrants with respect to which this Amended and Restated Warrant Indenture requires the Warrant Agent to maintain records or accounts. In case of differences between the register at any time and any other time the register at the later time shall be controlling, absent manifest error and such Uncertificated Warrants are binding on the Corporation.

(3)	Any Warrant Certificate validly issued in accordance with the terms of this Amended and Restated Warrant Indenture in effect at the time of issue of such Warrant Certificate shall, subject to the terms of this Amended and Restated Warrant Indenture and applicable law, validly entitle the holder to acquire Common Shares, notwithstanding that the form of such Warrant Certificate may not be in the form currently required by this Amended and Restated Warrant Indenture.

(4)	No Warrant shall be considered issued and shall be valid or obligatory or shall entitle the holder thereof to the benefits of this Amended and Restated Warrant Indenture, until it has been Authenticated by the Warrant Agent. Authentication by the Warrant Agent, including by way of entry on the register, shall not be construed as a representation or warranty by the Warrant Agent as to the validity of this Amended and Restated Warrant Indenture or of such Warrant Certificates or Uncertificated Warrants (except the due Authentication thereof) or as to the performance by the Corporation of its obligations under this Amended and Restated Warrant Indenture and the Warrant Agent shall in no respect be liable or answerable for the use made of the Warrants or any of them or of the consideration thereof. Authentication by the Warrant Agent shall be conclusive evidence as against the Corporation that the Warrants so Authenticated have been duly issued hereunder and that the holder thereof is entitled to the benefits of this Amended and Restated Warrant Indenture.

(5)	No Certificated Warrant shall be considered issued and shall be obligatory or shall entitle the holder thereof to the benefits of this Amended and Restated Warrant Indenture, until it has been Authenticated by manual signature by or on behalf of the Warrant Agent substantially in the form of the Warrant set out in Schedule A. Such Authentication on any such Certificated Warrant shall be conclusive evidence that such Certificated Warrant is duly Authenticated and is valid and a binding obligation of the Corporation and that the holder is entitled to the benefits of this Amended and Restated Warrant Indenture.

(6)	No Uncertificated Warrant shall be considered issued and shall be obligatory or shall entitle the holder thereof to the benefits of this Amended and Restated Warrant Indenture, until it has been Authenticated by entry on the register of the particulars of the Uncertificated Warrant. Such entry on the register of the particulars of an Uncertificated Warrant shall be conclusive evidence that such Uncertificated Warrant is a valid and binding obligation of the Corporation and that the holder is entitled to the benefits of this Amended and Restated Warrant Indenture.

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2.8	Legends.

(1)	Neither the Warrants nor the Common Shares issuable upon exercise of the Warrants have been or will be registered under the U.S. Securities Act or under any United States state securities laws. All Warrant Certificates issued for the benefit or account of a U.S. Warrantholder, each Warrant Certificate issued in exchange therefor or in substitution thereof (including Warrant Certificates issued to subsequent transferees of the Warrants who are U.S. Warrantholders), and any certificates representing the Common Shares issuable upon exercise thereof, and any certificates issued in exchange therefor or in substitution thereof, shall, until such time as the same is no longer required under applicable requirements of the U.S. Securities Act or applicable state securities laws, bear a legend in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY [if for Warrants shall also include: AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF] HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH LOCAL LAWS AND REGULATIONS, (C) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND IN THE CASE OF (C) OR (D) THE HOLDER HAS PRIOR TO SUCH SALE FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION TO SUCH EFFECT.

THE PRESENCE OF THIS LEGEND MAY IMPAIR THE ABILITY OF THE HOLDER HEREOF TO EFFECT “GOOD DELIVERY” OF THE SECURITIES REPRESENTED HEREBY ON A STOCK EXCHANGE IN CANADA OR THE UNITED STATES.”;

For Warrants include:

“THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON OR PERSON IN THE UNITED STATES AND THE UNDERLYING SHARES MAY NOT BE DELIVERED WITHIN THE UNITED STATES UNLESS THE WARRANT AND THE UNDERLYING SHARES HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE, AND THE HOLDER HAS DELIVERED AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION TO SUCH EFFECT. “UNITED STATES” AND “U.S. PERSON” ARE USED HEREIN AS SUCH TERMS ARE DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT.”

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provided that, if any such Warrants and any such Common Shares issued on exercise of such Warrants, are being sold outside the United States in accordance with Rule 904 of Regulation S under the U.S. Securities Act, if available, and in compliance with applicable state securities laws, the legend may be removed by providing a declaration to the Warrant Agent in the form set forth in Schedule B attached hereto, or as the Warrant Agent or the Corporation may prescribe from time to time, together with such documentation as the Corporation may reasonably request; provided further that, if any such securities are being sold pursuant to Rule 144 under the U.S. Securities Act, if available, or with the prior written consent of the Corporation pursuant to another exemption from registration under the U.S. Securities Act and applicable state securities laws, the legend may be removed by delivery to the Corporation and to the Warrant agent of an opinion of counsel of recognized standing, satisfactory in form and substance to the Corporation, to the effect that such legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws.

The Warrant Agent shall be entitled to request any other documents that it may require in accordance with its internal policies for the removal of the legend set forth above.

(2)	Each CDS Global Warrant originally issued in Canada on a certificated basis and held by the Depository, and each CDS Global Warrant issued in exchange therefor or in substitution thereof shall bear or be deemed to bear the following legend or such variations thereof as the Corporation may prescribe from time to time:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. (“CDS”) TO ABOVE FOOD INGREDIENTS INC. (THE “CORPORATION”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO, OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CDS & CO., HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE HEREIN AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS CERTIFICATE.”

(3)	Each CDS Global Warrant, each Warrant Certificate and any certificate or other evidence of any Common Shares issued in exchange therefor shall bear or be deemed to bear the following legend:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) [CLOSING DATE], AND (II) THE DATE THE CORPORATION BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY”

(4)	Notwithstanding any other provisions of this Amended and Restated Warrant Indenture, in processing and registering transfers of Warrants, no duty or responsibility whatsoever shall rest upon the Warrant Agent to determine the compliance by any transferor or transferee with the terms of the legends contained in subsections 2.8(1), 2.8(2) or 2.8(3), or with the relevant securities laws or regulations, including, without limitation, Regulation S, and the Warrant Agent shall be entitled to assume that all transfers that are processed in accordance with this Amended and Restated Warrant Indenture are legal and proper.

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2.9	Register of Warrants

(1)	The Warrant Agent shall maintain records and accounts concerning the Warrants, whether certificated or uncertificated, which shall contain the information called for below with respect to each Warrant, together with such other information as may be required by law or as the Warrant Agent may elect to record. All such information shall be kept in one set of accounts and records which the Warrant Agent shall designate (in such manner as shall permit it to be so identified as such by an unaffiliated party) as the register of the holders of Warrants. The information to be entered for each account in the register of Warrants at any time shall include (without limitation):

(a)	the name and address of the Registered Warrantholder, the date of Authentication thereof and the number Warrants;

(b)	whether such Warrant is a Certificated Warrant or an Uncertificated Warrant and, if represented by a Warrant Certificate, the unique number or code assigned to and imprinted thereupon and, if an Uncertificated Warrant, the unique number or code assigned thereto if any;

(c)	whether such Warrant has been cancelled; and

(d)	a register of transfers in which all transfers of Warrants and the date and other particulars of each transfer shall be entered.

The register shall be available for inspection by the Corporation and or any Registered Warrantholder during the Warrant Agent’s regular business hours on a Business Day and upon payment to the Warrant Agent of its reasonable fees. Any Registered Warrantholder exercising such right of inspection shall first provide an affidavit in form satisfactory to the Corporation and the Warrant Agent stating the name and address of the Registered Warrantholder and agreeing not to use the information therein except in connection with an effort to call a meeting of Warrantholders or to influence the voting of Warrantholders at any meeting of Warrantholders.

(2)	Once an Uncertificated Warrant has been Authenticated, the information set forth in the register with respect thereto at the time of Authentication may be altered, modified, amended, supplemented or otherwise changed only to reflect exercise or proper instructions to the Warrant Agent from the holder as provided herein, except that the Warrant Agent may act unilaterally to make purely administrative changes internal to the Warrant Agent and changes to correct errors. Each person who becomes a holder of an Uncertificated Warrant, by his, her or its acquisition thereof shall be deemed to have irrevocably (i) consented to the foregoing authority of the Warrant Agent to make such minor error corrections and (ii) agreed to pay to the Warrant Agent, promptly upon written demand, the full amount of all loss and expense (including without limitation reasonable legal fees of the Corporation and the Warrant Agent plus interest, at an appropriate then prevailing rate of interest to the Warrant Agent), sustained by the Corporation or the Warrant Agent as a proximate result of such error if but only if and only to the extent that such present or former holder realized any benefit as a result of such error and could reasonably have prevented, forestalled or minimized such loss and expense by prompt reporting of the error or avoidance of accepting benefits thereof whether or not such error is or should have been timely detected and corrected by the Warrant Agent; provided, that no person who is a bona fide purchaser shall have any such obligation to the Corporation or to the Warrant Agent.

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2.10	Issue in Substitution for Warrant Certificates Lost, etc.

(1)	If any Warrant Certificate becomes mutilated or is lost, destroyed or stolen, the Corporation, subject to applicable law, shall issue and thereupon the Warrant Agent shall certify and deliver, a new Warrant Certificate of like tenor, and bearing the same legend, if applicable, as the one mutilated, lost, destroyed or stolen in exchange for and in place of and upon cancellation of such mutilated Warrant Certificate, or in lieu of and in substitution for such lost, destroyed or stolen Warrant Certificate, and the substituted Warrant Certificate shall be in a form approved by the Warrant Agent and the Warrants evidenced thereby shall be entitled to the benefits hereof and shall rank equally in accordance with its terms with all other Warrants issued or to be issued hereunder.

(2)	The applicant for the issue of a new Warrant Certificate pursuant to this Section 2.10 shall bear the cost of the issue thereof and in the case of mutilation shall, as a condition precedent to the issue thereof, deliver to the Warrant Agent the mutilated Warrant Certificate; and in case of loss, destruction or theft shall, as a condition precedent to the issuance thereof, furnish to the Corporation and to the Warrant Agent such evidence of ownership and of the loss, destruction or theft of the Warrant Certificate so lost, destroyed or stolen as shall be satisfactory to the Corporation and to the Warrant Agent, in their sole discretion, acting reasonably, and such applicant shall also be required to furnish an indemnity and surety bond in amount and form satisfactory to the Corporation and the Warrant Agent, in their sole discretion, and shall pay the reasonable charges of the Corporation and the Warrant Agent in connection therewith.

2.11	Exchange of Warrant Certificates.

(1)	Any one or more Warrant Certificates representing any number of Warrants may, upon compliance with applicable securities legislation and the reasonable requirements of the Warrant Agent, be exchanged for one or more other Warrant Certificates representing the same aggregate number of Warrants, and bearing the same legend, if applicable, as represented by the Warrant Certificate or Warrant Certificates so exchanged.

(2)	Warrant Certificates may be exchanged only at the Warrant Agency or at any other place that is designated by the Corporation with the approval of the Warrant Agent. Any Warrant Certificate tendered for exchange shall be cancelled and surrendered to the Warrant Agent.

(3)	Warrant Certificates exchanged for Warrant Certificates that bear the legend set forth in Section 2.8(1) shall bear the same legend.

2.12	Transfer and Ownership of Warrants.

(1)	The Warrants may only be transferred on the register kept by the Warrant Agent at the Warrant Agency by the holder or its legal representatives or its attorney duly appointed by an instrument in writing in form and execution satisfactory to the Warrant Agent only upon:

(a)	in the case of a Warrant Certificate, surrendering to the Warrant Agent at the Warrant Agency the Warrant Certificates representing the Warrants to be transferred together with a duly executed transfer form as set forth in Schedule A hereto (together with a declaration for removal of legend or opinion of counsel, if required by Section 2.8(1));

(b)	in the case of Book Entry Only Warrants, in accordance with procedures prescribed by the Depository under the book entry registration system, and

(c)	upon compliance with:

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(i)	the conditions herein;

(ii)	such reasonable requirements as the Warrant Agent may prescribe; and

(iii)	all applicable securities legislation and requirements of regulatory authorities;

and such transfer shall be duly noted in such register by the Warrant Agent. Upon compliance with such requirements, the Warrant Agent shall issue to the transferee of a Certificated Warrant, a Warrant Certificate, representing the Warrants transferred. The transferee of a Book Entry Only Warrant shall be recorded through the relevant Book Entry Only Participant in accordance with the book entry registration system as the entitlement holder in respect of such Warrants.

(2)	If a Warrant Certificate tendered for transfer bears the legend set forth in Section 2.8(1), the Warrant Agent shall not register such transfer unless the transferor has provided the Warrant Agent with the Warrant Certificate and such securities may be transferred only: (A) to the Corporation, (B) outside the United States in accordance with Rule 904 of Regulation S, if available, and in compliance with applicable local securities laws and regulations (C) in accordance with the exemption from registration under the U.S. Securities Act provided by (I) Rule 144 or (II) Rule 144A, in each case, if available, and in compliance with applicable state securities laws, or (D) with the prior written consent of the Corporation pursuant to another exemption from registration under the U.S. Securities Act and applicable state securities laws after first providing to the Corporation and the Warrant Agent (1) in the case of a transfer pursuant to clause B, a declaration in the form of Schedule B hereto together with such additional documentation as the Corporation and the Warrant Agent may reasonably prescribe, and (2) in the case of a transfer pursuant to clause C or clause D, an opinion of U.S. counsel of recognized standing in form and substance satisfactory to the Corporation that the offer, sale, pledge or other transfer does not require registration under the U.S. Securities Act or applicable state securities laws. Warrants and, if applicable, the Common Shares issuable upon exercise thereof, issued to, or for the account or benefit of, a U.S. Warrantholder (and any certificates issued in replacement thereof or in substitution therefor) must be issued only in individually certificated form.

(3)	Subject to the provisions of this Amended and Restated Warrant Indenture and applicable law, the Warrantholder shall be entitled to the rights and privileges attaching to the Warrants, and the issue of Common Shares by the Corporation upon the exercise of Warrants in accordance with the terms and conditions herein contained shall discharge all responsibilities of the Corporation and the Warrant Agent with respect to such Warrants and neither the Corporation nor the Warrant Agent shall be bound to inquire into the title of any such holder.

(4)	The Corporation will be entitled, and may direct the Warrant Agent, to refuse to recognize any transfer, or enter the name of any transferee, of any Warrant on the register kept by the Warrant Agent, if such transfer would constitute a violation of applicable securities laws or the rules, regulations or policies of any regulatory authority having jurisdiction. The Warrant Agent is entitled to assume compliance with all applicable securities laws unless otherwise notified in writing by the Corporation. No duty shall rest with the Warrant Agent to determine compliance of the transferee or transferor of any Warrant with securities laws.

(5)	Any Warrant Certificate issued to a transferee upon transfers contemplated by this section shall bear the appropriate legends, as required by applicable securities laws, as set forth in Section 2.8.

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2.13	Cancellation of Surrendered Warrants.

All Warrant Certificates surrendered pursuant to Article 3 or transferred or exchanged pursuant to Article 2 shall be cancelled by the Warrant Agent and upon such circumstances all such Uncertificated Warrants shall be deemed cancelled and so noted on the register by the Warrant Agent. Upon request by the Corporation, the Warrant Agent shall furnish to the Corporation a cancellation certificate identifying the Warrant Certificates so cancelled, the number of Warrants evidenced thereby, the number of Common Shares, if any, issued pursuant to such Warrants, as applicable, and the details of any Warrant Certificates issued in substitution or exchange for such Warrant Certificates cancelled.

2.14	Assumption by Transferee and Release of Transferor.

Upon becoming a Warrantholder in accordance with the provisions of this Amended and Restated Warrant Indenture, the transferee thereof shall be deemed to have acknowledged and agreed to be bound by this Amended and Restated Warrant Indenture. Upon the registration of such transferee as the Warrantholder of a Warrant, the transferor shall cease to have any further rights under this Amended and Restated Warrant Indenture with respect to such Warrant or the Common Shares issuable upon exercise thereof.

Article 3
EXERCISE OF WARRANTS

3.1	Right of Exercise.

Subject to the provisions hereof, each Warrantholder may exercise the right conferred on such holder to subscribe for and purchase such number of Common Shares multiplied by the Exchange Ratio (rounded down to the nearest whole share), at the Exercise Price or upon a Cashless Exercise, for each Warrant after the Effective Date and prior to the Expiry Time, subject to adjustment, and in accordance with the conditions herein; provided however, that if a Warrant tendered for exercise bears the legend set forth in Section 2.8(1), such exercise must be permitted under applicable United States securities laws; and upon the due exercise of a Warrant during the Earnout Period, such Warrantholder shall be entitled to receive such number of Class A Shares and Class B Shares, in each case, equal to the number of Subsidiary Shares underlying such Subsidiary Warrant immediately prior to the Effective Time multiplied by the Earnout Ratio, subject to and in accordance with the Plan of Arrangement, provided, however, that (x) no Class A Shares or Class B Shares will be issuable to Warrantholders upon exercise of Warrants if, prior to such exercise, the Class A Shares or Class B Shares are redeemed pursuant to the Articles of the Corporation, (y) no Class A Shares will be issuable to Warrantholders upon exercise of Warrants if, prior to such exercise, the First Tranche Earnout Target has been achieved, and (z) no Class B Shares will be issuable to Warrantholders upon exercise of Warrants if, prior to such exercise, the Second Tranche Earnout Target has been achieved; and upon the closing of the Business Combination, the Warrant Agent shall receive a certificate of adjustment with respect to the foregoing pursuant to Section 4.6 hereof.

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3.2	Warrant Exercise.

(1)	Holders of Certificated Warrants who wish to exercise the Warrants held by them in order to acquire Common Shares must, if permitted pursuant to the terms and conditions hereunder and as set forth in any applicable legend, complete the exercise form (the “Exercise Notice”) which form is attached to the Warrant Certificate which may be amended by the Corporation with the consent of the Warrant Agent, if such amendment does not, in the reasonable opinion of the Corporation and the Warrant Agent, relying on the advice of counsel, materially and adversely affect the rights, entitlements and interests of the Warrantholders, and deliver such certificate(s), the executed Exercise Notice and a certified cheque, bank draft or money order payable to or to the order of the Corporation for the aggregate Exercise Price to the Warrant Agent at the Warrant Agency. The Warrants represented by a Warrant Certificate shall be deemed to be surrendered upon personal delivery of such certificate, Exercise Notice and aggregate Exercise Price or, if such documents are sent by mail or other means of transmission, upon actual receipt thereof by the Warrant Agent at the office referred to above. If the Warrants are exercised pursuant to Box (B) or (C) of the Exercise Notice, the Warrant Agent will promptly forward the Exercise Notice and related materials to the Corporation together with the request for the Corporation to confirm (a) whether the exercise is approved, and (b) whether the U.S. Securities Act legend set forth in Section 2.8(1) hereof should be imposed on the Common Shares issuable on exercise of the Warrants. The Warrant Agent agrees not to issue any Common Shares upon exercise pursuant to Box (B) or (C) of the Exercise Notice without the approval of the Corporation.

(2)	A beneficial holder of Uncertificated Warrants evidenced by a security entitlement in respect of Warrants in the book entry registration system who desires to exercise his or her Warrants must do so by causing a Book Entry Only Participant to deliver to the Depository on behalf of the beneficial holder, notice of the beneficial holder’s intention to exercise Warrants in a manner acceptable to the Depository. Forthwith upon receipt by the Depository of such notice, as well as payment for the Exercise Price, the Depository shall deliver to the Warrant Agent confirmation of its intention to exercise Warrants (“Confirmation”) in a manner acceptable to the Warrant Agent, including by electronic means through the book entry registration system. An electronic exercise of the Warrants initiated by a Book Entry Only Participant through the book entry registration system on behalf of a beneficial owner shall constitute a representation to both the Corporation and the Warrant Agent that, at the time of exercise of such Warrants, the Warrantholder (i) is not in the United States; (ii) is not a U.S. Person and is not exercising such Warrants on behalf of a U.S. Person or a person in the United States; and (iii) did not execute or deliver the notice of the owner’s intention to exercise such Warrants in the United States. If the Book Entry Only Participant is not able to make or deliver the foregoing representations by initiating the electronic exercise of the Warrants, then such Warrants shall be withdrawn from the book entry registration system by the Book Entry Only Participant and an individually registered Warrant Certificate shall be issued by the Warrant Agent to such beneficial holder of the Uncertificated Warrants or Book Entry Only Participant and the exercise procedures set forth in Sections 3.2(1) shall be followed.

(3)	Payment representing the aggregate Exercise Price must be provided to the appropriate office of the Book Entry Only Participant in a manner acceptable to it. A notice in form acceptable to the Book Entry Only Participant and payment from such beneficial holder should be provided to the Book Entry Only Participant sufficiently in advance so as to permit the Book Entry Only Participant to deliver notice and payment to the Depository and for the Depository in turn to deliver notice and payment to the Warrant Agent prior to Expiry Time. The Depository will initiate the exercise by way of the Confirmation and forward the aggregate Exercise Price electronically to the Warrant Agent and the Warrant Agent will execute the exercise by causing the issuance to the Depository through the book entry registration system of the Common Shares to which the exercising Warrantholder is entitled pursuant to the exercise. Any expense associated with the exercise process will be for the account of the entitlement holder exercising the Warrants and/or the Book Entry Only Participant exercising the Warrants on its behalf.

(4)	By causing a Book Entry Only Participant to deliver notice to the Depository, a beneficial holder shall be deemed to have irrevocably surrendered his or her Warrants so exercised and appointed such Book Entry Only Participant to act as his or her exclusive settlement agent with respect to the exercise and the receipt of Common Shares in connection with the obligations arising from such exercise.

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(5)	Any notice which the Depository determines to be incomplete, not in proper form or not duly executed shall for all purposes be void and of no effect and the exercise to which it relates shall be considered for all purposes not to have been exercised thereby. A failure by a Book Entry Only Participant to exercise or to give effect to the settlement thereof in accordance with the beneficial holder’s instructions will not give rise to any obligations or liability on the part of the Corporation or Warrant Agent to the Book Entry Only Participant or the beneficial owner.

(6)	The Exercise Notice referred to in this Section 3.2 shall be signed by the Registered Warrantholder, or its executors or administrators or other legal representatives or an attorney of the Registered Warrantholder, duly appointed by an instrument in writing satisfactory to the Warrant Agent but such Exercise Notice need not be executed by the Depository.

(7)	Any exercise referred to in this Section 3.2 shall require that the entire Exercise Price for Common Shares subscribed for must be paid at the time of subscription and such Exercise Price and original Exercise Notice executed by the Registered Warrantholder or the Confirmation from the Depository must be received by the Warrant Agent prior to the Expiry Time.

(8)	Notwithstanding the foregoing in this Section 3.2, Warrants may only be exercised pursuant to this Section 3.2 by or on behalf of a Warrantholder (excluding the Depository), who is permitted to and makes the certifications set forth on the Exercise Notice and delivers, if applicable, any opinion or other evidence as required by the Corporation.

(9)	If the form of Exercise Notice set forth in the Warrant Certificate shall have been amended, the Corporation shall cause the amended Exercise Notice to be forwarded to all Registered Warrantholders.

(10)	Exercise Notices and Confirmations must be delivered to the Warrant Agent at any time during the Warrant Agent’s actual business hours on any Business Day prior to the Expiry Time. Any Exercise Notice or Confirmations received by the Warrant Agent after business hours on any Business Day will be deemed to have been received by the Warrant Agent on the next following Business Day.

(11)	Any Warrant with respect to which an Exercise Notice or Confirmation is not received by the Warrant Agent before the Expiry Time shall be deemed to have expired and become void and all rights with respect to such Warrants shall terminate and be cancelled.

(12)	Notwithstanding anything to the contrary in this Section 3.2, if at any time prior to the Expiry Time, the Current Market Price exceeds the Exercise Price, each Warrantholder may elect to receive Common Shares pursuant to a “cashless exercise” (a “Cashless Exercise”), in lieu of a cash exercise, equal to the value of a Warrant determined in the manner described below (or of any portion thereof remaining unexercised) by surrender of a Warrant and an Exercise Notice, in which event the Corporation shall issue to the Warrantholder the number of Common Shares computed using the following formula:

 X = (Y)(A-B)

(A)

Where:

(a)	X = the number of Common Shares to be issued to the Warrantholder.

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(b)	Y = the number of Common Shares that the Warrantholder elects to purchase under a Warrant (at the date of such calculation) in accordance with the Exchang Ratio.

(c)	A = the Current Market Price on the trading day immediately preceding the date of the receipt by the Warrant Agent of the Cashless Exercise Notice.

(d)	B = the Exercise Price per Common Share of such Warrant, as adjusted.

The issue price for each such Common Share to be issued pursuant to the Cashless Exercise of a Warrant will be equal to (B), as defined above, and the total issue price for the aggregate number of Common Shares issued pursuant to the Cashless Exercise of a Warrant will be paid and satisfied in full by the surrender to the Corporation of such Warrant and an Exercise Notice.

Upon a Cashless Exercise of a Warrant during the Earnout Period, such Warrantholder shall be entitled to receive such number of Class A Shares and Class B Shares, in each case, as is equal to the number of Common Shares issuable upon Cashless Exercise divided by the Exchange Ratio multiplied by the Earnout Ratio.

Notwithstanding the foregoing, (x) no Class A Shares or Class B Shares will be issuable to Warrantholders upon a Cashless Exercise if, prior to such exercise, the Class A Shares or Class B Shares are redeemed pursuant to the Articles of the Corporation, (y) no Class A Shares will be issuable to Warrantholders upon a Cashless Exercise if, prior to such exercise, the First Tranche Earnout Target has been achieved, and (z) no Class B Shares will be issuable to Warrantholders upon a Cashless Exercise if, prior to such exercise, the Second Tranche Earnout Target has been achieved.

3.3	Prohibition on Exercise by U.S. Persons; Legended Certificates

(1)	The Warrants and the Common Shares issuable upon exercise thereof have not been and will not be registered under the U.S. Securities Act or the securities laws of any state of the United States, and the Warrants may not be exercised by or on behalf of any person in the United States or by or on behalf of any U.S. Person unless an exemption from the registration requirements of the U.S. Securities Act and the securities laws of all applicable states is available. The Warrant Agent shall not issue or register Common Shares or the certificates representing such Common Shares unless the Warrantholder provides:

(a)	a written certification that the Warrantholder at the time of exercise of the Warrants (a) is not in the United States; (b) is not a U.S. Person and is not exercising the Warrants on behalf of, or for the account or benefit of, a U.S. Person or a person in the United States; and (c) represents and warrants that the exercise of the Warrants and the acquisition of the Common Shares issuable upon exercise thereof occurred in an “offshore transaction” (as defined under Regulation S under the U.S. Securities Act);

(b)	a written confirmation that the Warrantholder (a) is an original U.S. purchaser who purchased the Warrants directly from the Corporation pursuant to Rule 506(b) of Regulation D under the U.S. Securities Act, (b) is an ”accredited investor” as defined in Rule 501(a) of Regulation D under the U.S. Securities Act, and (c) and confirms, as of the date of exercise, each of the representations, warranties, certifications and agreements made by it in connection with its acquisition of such Warrants as though such representations, warranties, certifications and agreements were made on the date thereof and in respect of the acquisition of the Common Shares issuable upon exercise of the Warrants; or

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(c)	an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Corporation to the effect that the exercise of the Warrants and the issuance of the Common Shares issuable upon the exercise thereof are exempt from registration under the U.S. Securities Act or any applicable state securities laws.

(2)	No certificates representing Common Shares will be registered or delivered to an address in the United States unless the Warrantholder complies with the requirements set forth in Section 3.3(1)(b) or 3.3(1)(c) and, in the case of Section 3.3(1)(c), the Corporation has confirmed in writing to the Warrant Agent that the opinion of counsel and such other evidence required by the Corporation is reasonably satisfactory to the Corporation. The certificates representing any Common Shares issued in connection with the exercise of Warrants pursuant to Sections 3.3(1)(b) or 3.3(1)(c) shall bear the legends set forth in Section 2.8(1) of this Amended and Restated Warrant Indenture. Certificates representing Common Shares issued in connection with the exercise of Warrants pursuant to Section 3.3(1)(a) shall not bear the legend set forth in Section 2.8(1).

(3)	Common Shares, issued to, or for the account or benefit of, a U.S. Warrantholder (and any certificates issued in replacement thereof or in substitution therefor) must be issued only in individually certificated form.

(4)	Certificates representing Common Shares issued upon the exercise of Warrants which bear the legend set forth in Section 2.8(1) and which are issued and delivered pursuant to Sections 3.3(1)(b) or 3.3(1)(c) (and each certificate issued in exchange therefor or in substitution thereof) shall bear the legend set forth in Section 2.8(1).

(5)	Any unexercised Warrants must be re-issued in certificated form and bear the legend set out in Section 2.8(1).

3.4	Transfer Fees and Taxes.

If any of the Common Shares subscribed for are to be issued to a person or persons other than the Registered Warrantholder, the Registered Warrantholder shall execute the form of transfer and will comply with such reasonable requirements as the Warrant Agent may stipulate and will pay to the Corporation or the Warrant Agent on behalf of the Corporation, all applicable transfer or similar taxes and the Corporation will not be required to issue or deliver certificates evidencing Common Shares unless or until such Warrantholder shall have paid to the Corporation or the Warrant Agent on behalf of the Corporation, the amount of such tax or shall have established to the satisfaction of the Corporation and the Warrant Agent that such tax has been paid or that no tax is due.

3.5	Warrant Agency.

To facilitate the exchange, transfer or exercise of Warrants and compliance with such other terms and conditions hereof as may be required, the Corporation has appointed the Warrant Agency, as the agency at which Warrants may be surrendered for exchange or transfer or at which Warrants may be exercised and the Warrant Agent has accepted such appointment. The Corporation may from time to time designate alternate or additional places as the Warrant Agency (subject to the Warrant Agent’s prior approval) and will give notice to the Warrant Agent of any proposed change of the Warrant Agency. Branch registers shall also be kept at such other place or places, if any, as the Corporation, with the approval of the Warrant Agent, may designate. The Warrant Agent will from time to time when requested to do so by the Corporation or any Registered Warrantholder, subject to Section 2.9(1), upon payment of the Warrant Agent’s reasonable charges, furnish a list of the names and addresses of Registered Warrantholders showing the number of Warrants held by each such Registered Warrantholder.

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3.6	Effect of Exercise of Warrant Certificates.

(1)	Upon the exercise of Warrants pursuant to and in compliance with Section 3.2 and subject to Sections 3.3 and 3.4, the securities to be issued pursuant to the Warrants exercised shall be deemed to have been issued and the person or persons to whom such securities are to be issued shall be deemed to have become the holder or holders of such securities as of the Exercise Date, unless the register shall be closed on such date, in which case the securities subscribed for shall be deemed to have been issued and such person or persons deemed to have become the holder or holders of record of such securities, on the date on which such register is reopened.

(2)	As soon as practicable, and in any event no later than within five Business Days after the Exercise Date with respect to a Warrant (the “Common Share Delivery Date”), the Warrant Agent shall cause to be delivered or mailed to the person or persons in whose name or names the Warrant is registered or, if so specified in writing by the holder, subject to the Warrant Agency being open to the public at such time, cause to be delivered to such person or persons at the Warrant Agency where the Warrant Certificate was surrendered, a certificate or certificates for the appropriate number of securities subscribed for, or any other appropriate evidence of the issuance of securities to such person or persons in respect of securities issued under the book entry registration system.

3.7	Partial Exercise of Warrants; Fractions.

(1)	The holder of any Warrants may exercise his right to acquire a number of whole Common Shares less than the aggregate number which the holder is entitled to acquire. In the event of any exercise of a number of Warrants less than the number which the holder is entitled to exercise, the holder of Warrants upon such exercise shall, in addition, be entitled to receive, without charge therefor, one or more new Warrant Certificates, bearing the same legend, if applicable, or other appropriate evidence of Warrants, in respect of the balance of the Warrants held by such holder and which were not then exercised.

(2)	Notwithstanding anything herein contained including any adjustment provided for in Article 4, the Corporation shall not be required, upon the exercise of any Warrants, to issue fractions of Common Shares. Warrants may only be exercised in a sufficient number to acquire whole numbers of Common Shares. Any fractional Common Shares shall be rounded down to the nearest whole number and the holder of such Warrants shall not be entitled to any compensation in respect of any fractional Common Share which is not issued.

3.8	Expiration of Warrants.

(1)	Immediately after the Expiry Time, all rights under any Warrant in respect of which the right of acquisition provided for herein shall not have been exercised shall cease and terminate and each Warrant shall be void and of no further force or effect.

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3.9	Accounting and Recording.

(1)	The Warrant Agent shall promptly account to the Corporation with respect to Warrants exercised, and shall forward, as soon as practicable, to the Corporation (or into an account or accounts of the Corporation with the bank or trust company designated by the Corporation for that purpose), all monies received by the Warrant Agent on the subscription of Common Shares through the exercise of Warrants. All such monies and any securities or other instruments, from time to time received by the Warrant Agent shall be received for the benefit of, and shall be segregated and kept apart by the Warrant Agent for, the Warrantholders and the Corporation as their interests may appear.

(2)	The Warrant Agent shall record the particulars of Warrants exercised, which particulars shall include the names and addresses of the persons who become holders of Common Shares on exercise and the Exercise Date, in respect thereof. The Warrant Agent shall provide such particulars in writing to the Corporation within five Business Days of any request by the Corporation therefor.

3.10	Securities Restrictions.

Notwithstanding anything herein contained, Common Shares will be issued upon exercise of a Warrant only in compliance with the securities laws of any applicable jurisdiction.

Article 4
ADJUSTMENT OF NUMBER OF COMMON SHARES AND EXERCISE PRICE

4.1	Adjustment of Number of Common Shares and Exercise Price.

The subscription rights in effect under the Warrants for Common Shares issuable upon the exercise of the Warrants shall be subject to adjustment from time to time as follows:

(a)	if, at any time during the Adjustment Period, the Corporation shall:

(i)	subdivide, re-divide or change its outstanding Common Shares into a greater number of Common Shares;

(ii)	consolidate, reduce or combine its outstanding Common Shares into a lesser number of Common Shares;

(iii)	issue Common Shares or securities exchangeable for or convertible into Common Shares to all or substantially all of the holders of Common Shares by way of a stock Dividend or other distribution (other than a Dividend paid in the ordinary course or a distribution of Common Shares upon the exercise of any outstanding warrants, options or other incentive securities of the Corporation);

(any of such events in Section 4.1(a) being called a “Common Share Reorganization”) then the Exercise Price shall be adjusted as of the effective date or record date of such subdivision, re-division, change, consolidation, reduction, combination or distribution, as the case may be, shall in the case of the events referred to in (i) or (iii) above be decreased in proportion to the number of outstanding Common Shares resulting from such subdivision, re-division, change or distribution, or shall, in the case of the events referred to in (ii) above, be increased in proportion to the number of outstanding Common Shares resulting from such reduction, combination or consolidation by multiplying the Exercise Price in effect immediately prior to such effective date or record date by a fraction, the numerator of which shall be the number of Common Shares outstanding on such effective date or record date before giving effect to such Common Share Reorganization and the denominator of which shall be the number of Common Shares outstanding as of the effective date or record date after giving effect to such Common Share Reorganization (including, in the case where securities exchangeable for or convertible into Common Shares are distributed, the number of Common Shares that would have been outstanding had such securities been exchanged for or converted into Common Shares on such record date or effective date).

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Such adjustment shall be made successively whenever any event referred to in this Section 4.1(a) shall occur. Upon any adjustment of the Exercise Price pursuant to Section 4.1(a), each of the Exchange Ratio and the Earnout Ratio will be adjusted immediately after such record date so that it will equal the rate determined by multiplying the Exchange Ratio or the Earnout Ratio, as applicable, in effect on such record date by a fraction, of which the numerator shall be the Exercise Price in effect immediately prior to such adjustment and the denominator shall be the Exercise Price resulting from such adjustment;

(b)	if and whenever at any time during the Adjustment Period, the Corporation shall fix a record date for the issuance of rights, options or warrants to all or substantially all the holders of its outstanding Common Shares entitling them, for a period expiring not more than 45 days after such record date, to subscribe for or purchase Common Shares (or securities convertible or exchangeable into Common Shares) at a price per Common Share (or having a conversion or exchange price per Common Share) less than 95% of the Current Market Price on such record date (a “Rights Offering”), the Exercise Price shall be adjusted immediately after such record date so that it shall equal the amount determined by multiplying the Exercise Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date plus a number of Common Shares equal to the number arrived at by dividing the aggregate price of the total number of additional Common Shares offered for subscription or purchase (or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered) by such Current Market Price, and of which the denominator shall be the total number of Common Shares outstanding on such record date plus the total number of additional Common Shares offered for subscription or purchase or into which the convertible or exchangeable securities so offered are convertible or exchangeable; any Common Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any such computation; such adjustment shall be made successively whenever such a record date is fixed; to the extent that no such rights or warrants are exercised prior to the expiration thereof, the Exercise Price shall be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed or, if any such rights or warrants are exercised, to the Exercise Price which would then be in effect based upon the number of Common Shares (or securities convertible or exchangeable into Common Shares) actually issued upon the exercise of such rights or warrants, as the case may be. Upon any adjustment of the Exercise Price pursuant to this Section 4.1(b), each of the Exchange Ratio and the Earnout Ratio will be adjusted immediately after such record date so that it will equal the rate determined by multiplying the Exchange Ratio or the Earnout Ratio, as applicable, in effect on such record date by a fraction, of which the numerator shall be the Exercise Price in effect immediately prior to such adjustment and the denominator shall be the Exercise Price resulting from such adjustment. Such adjustment will be made successively whenever such a record date is fixed, provided that if two or more such record dates referred to in this Section 4.1(b) are fixed within a period of 25 Trading Days, such adjustment will be made successively as if each of such record dates occurred on the earliest of such record dates;

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(c)	if and whenever at any time during the Adjustment Period the Corporation shall fix a record date for the making of a distribution to all or substantially all the holders of its outstanding Common Shares of (i) securities of any class, whether of the Corporation or any other entity (other than Common Shares), (ii) rights, options or warrants to subscribe for or purchase Common Shares (or other securities convertible into or exchangeable for Common Shares), other than pursuant to a Rights Offering; (iii) evidences of its indebtedness or (iv) any property or other assets then, in each such case, the Exercise Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date multiplied by the Current Market Price on such record date, less the excess, if any, of the fair market value on such record date, as determined by the Corporation (subject to the approval of any Stock Exchange on which the Common Shares are then listed for trading), of such securities or other assets so issued or distributed over the fair market value of any consideration received therefor by the Corporation from the holders of the Common Shares, and of which the denominator shall be the total number of Common Shares outstanding on such record date multiplied by such Current Market Price; and Common Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any such computation; such adjustment shall be made successively whenever such a record date is fixed; to the extent that such distribution is not so made, the Exercise Price shall be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed. Upon any adjustment of the Exercise Price pursuant to this Section 4.1(c), each of the Exchange Ratio and the Earnout Ratio will be adjusted immediately after such record date so that it will equal the rate determined by multiplying the Exchange Ratio or the Earnout Ratio, as applicable, in effect on such record date by a fraction, of which the numerator shall be the Exercise Price in effect immediately prior to such adjustment and the denominator shall be the Exercise Price resulting from such adjustment;

(d)	if and whenever at any time during the Adjustment Period, there is a reclassification of the Common Shares or a capital reorganization of the Corporation other than as described in Section 4.1(a) or a consolidation, amalgamation, arrangement or merger of the Corporation with or into any other body corporate, trust, partnership or other entity, or a sale or conveyance of the property and assets of the Corporation as an entirety or substantially as an entirety to any other body corporate, trust, partnership or other entity, any Warrantholder who has not exercised its right of acquisition prior to the effective date of such reclassification, capital reorganization, consolidation, amalgamation, arrangement or merger, sale or conveyance, upon the exercise of such right thereafter, shall be entitled to receive upon payment of the Exercise Price (or upon a Cashless Exercise as set forth in Section 3.2(12)) and shall accept, in lieu of the number of Common Shares that prior to such effective date the Warrantholder would have been entitled to receive, the number of shares or other securities or property of the Corporation or of the body corporate, trust, partnership or other entity resulting from such merger, amalgamation, arrangement or consolidation, or to which such sale or conveyance may be made, as the case may be, that such Warrantholder would have been entitled to receive on such reclassification, capital reorganization, consolidation, amalgamation, arrangement or merger, sale or conveyance, if, on the effective date thereof, as the case may be, the Warrantholder had been the registered holder of the number of Common Shares to which prior to such effective date it was entitled to acquire upon the exercise of the Warrants. If determined appropriate by the Corporation, relying on advice of Counsel, to give effect to or to evidence the provisions of this Section 4.1(d), the Corporation, its successor, or such purchasing body corporate, partnership, trust or other entity, as the case may be, shall, prior to or contemporaneously with any such reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, sale or conveyance, enter into an indenture which shall provide, to the extent possible, for the application of the provisions set forth in this Amended and Restated Warrant Indenture with respect to the rights and interests thereafter of the Warrantholders to the end that the provisions set forth in this Amended and Restated Warrant Indenture shall thereafter correspondingly be made applicable, as nearly as may reasonably be, with respect to any shares, other securities or property to which a Warrantholder is entitled on the exercise of its acquisition rights thereafter. Any indenture entered into between the Corporation, any successor to the Corporation or such purchasing body corporate, partnership, trust or other entity and the Warrant Agent pursuant to the provisions of this Section 4.1(d) shall be a supplemental indenture entered into pursuant to the provisions of Article 8 hereof. Any indenture entered into between the Corporation, any successor to the Corporation or such purchasing body corporate, partnership, trust or other entity and the Warrant Agent shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this Section 4.1 and which shall apply to successive reclassifications, capital reorganizations, amalgamations, consolidations, mergers, sales or conveyances;

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(e)	in any case in which this Section 4.1 shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, the Corporation may defer, until the occurrence of such event, issuing to the Warrantholder of any Warrant exercised after the record date and prior to completion of such event the additional Common Shares issuable by reason of the adjustment required by such event before giving effect to such adjustment; provided, however, that the Corporation shall deliver to such Warrantholder an appropriate instrument evidencing such Warrantholder’s right to receive such additional Common Shares upon the occurrence of the event requiring such adjustment and the right to receive any distributions made on such additional Common Shares declared in favour of holders of record of Common Shares on and after the relevant date of exercise or such later date as such Warrantholder would, but for the provisions of this Section 4.1(e), have become the holder of record of such additional Common Shares pursuant to Section 4.1;

(f)	in any case in which Section 4.1(a)(iii), Section 4.1(b) or Section 4.1(c) require that an adjustment be made to the Exercise Price, no such adjustment shall be made if the Warrantholders of the outstanding Warrants receive, subject to the approval of the Stock Exchange if required, the rights or warrants referred to in Section 4.1(a)(iii), Section 4.1(b) or the shares, rights, options, warrants, evidences of indebtedness or assets referred to in Section 4.1(c), as the case may be, in such kind and number as they would have received if they had been holders of Common Shares on the applicable record date or effective date, as the case may be, by virtue of their outstanding Warrant having then been exercised into Common Shares at the Exercise Price in effect on the applicable record date or effective date, as the case may be;

(g)	the adjustments provided for in this Section 4.1 are cumulative, and shall, in the case of adjustments to the Exercise Price be computed to the nearest whole cent and shall apply to successive subdivisions, re-divisions, reductions, combinations, consolidations, distributions, issues or other events resulting in any adjustment under the provisions of this Section 4.1, provided that, notwithstanding any other provision of this Section, no adjustment of the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Exercise Price then in effect or the number of Common Shares purchasable upon exercise by at least one one-hundredth (1/100th) of a Common Share; provided, however, that any adjustments which by reason of this Section 4.1(g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; and

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(h)	after any adjustment pursuant to this Section 4.1, the term “Common Shares” where used in this Amended and Restated Warrant Indenture shall be interpreted to mean securities of any class or classes which, as a result of such adjustment and all prior adjustments pursuant to this Section 4.1, the Warrantholder is entitled to receive upon the exercise of his Warrant, and the number of Common Shares indicated by any exercise made pursuant to a Warrant shall be interpreted to mean the number of Common Shares or other property or securities a Warrantholder is entitled to receive, as a result of such adjustment and all prior adjustments pursuant to this Section 4.1, upon the full exercise of a Warrant.

4.2	Entitlement to Common Shares on Exercise of Warrant.

All Common Shares or shares of any class or other securities, which a Warrantholder is at the time in question entitled to receive on the permitted exercise of its Warrant, whether or not as a result of adjustments made pursuant to this Article 4, shall, for the purposes of the interpretation of this Amended and Restated Warrant Indenture, be deemed to be Common Shares which such Warrantholder is entitled to acquire pursuant to such Warrant.

Notwithstanding any other provision to the contrary, (x) no Class A Shares or Class B Shares will be issuable to Warrantholders upon exercise of Warrants if, prior to such exercise, the Class A Shares or Class B Shares are redeemed pursuant to the Articles of the Corporation, (y) no Class A Shares will be issuable to Warrantholders upon exercise of Warrants if, prior to such exercise, the First Tranche Earnout Target has been achieved, and (z) no Class B Shares will be issuable to Warrantholders upon exercise of Warrants if, prior to such exercise, the Second Tranche Earnout Target has been achieved.

4.3	No Adjustment for Certain Transactions.

Notwithstanding anything in this Article 4, no adjustment shall be made in the acquisition rights attached to the Warrants if the issue of Common Shares is being made pursuant to this Amended and Restated Warrant Indenture or in connection with (a) any share incentive plan or restricted share plan or share purchase plan in force from time to time for directors, officers, employees, consultants or other service providers of the Corporation; or (b) the satisfaction of existing instruments issued at the date hereof.

4.4	Determination by Independent Firm.

In the event of any question or dispute arising with respect to the adjustments provided for in this Article 4 such question or dispute shall be conclusively determined by an independent firm of chartered accountants other than the Auditors, who shall have access to all necessary records of the Corporation, and such determination shall be binding upon the Corporation, the Warrant Agent, all holders and all other persons interested therein.

4.5	Proceedings Prior to any Action Requiring Adjustment.

As a condition precedent to the taking of any action which would require an adjustment in any of the acquisition rights pursuant to any of the Warrants, including the number of Common Shares which are to be received upon the exercise thereof, the Corporation shall take any action which may, in the opinion of Counsel, be necessary in order that the Corporation has unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all the Common Shares which the holders of such Warrants are entitled to receive on the full exercise thereof in accordance with the provisions hereof.

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4.6	Certificate of Adjustment.

The Corporation shall from time to time immediately after the occurrence of any event which requires an adjustment or readjustment as provided in Article 4, deliver a certificate of the Corporation to the Warrant Agent specifying the nature of the event requiring the same and the amount of the adjustment or readjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The Warrant Agent shall rely, and shall be protected in so doing, upon the certificate of the Corporation and any other document filed by the Corporation pursuant to this Article 4 for all purposes.

4.7	Notice of Special Matters.

The Corporation covenants with the Warrant Agent that, so long as any Warrant remains outstanding, it will give notice to the Warrant Agent and to the Registered Warrantholders of its intention to fix a record date that is prior to the Expiry Date for any matter for which an adjustment may be required pursuant to Section 4.1. Such notice shall specify the particulars of such event and the record date for such event, provided that the Corporation shall only be required to specify in the notice such particulars of the event as shall have been fixed and determined on the date on which the notice is given. The notice shall be given in each case not less than 14 days prior to such applicable record date. If notice has been given and the adjustment is not then determinable, the Corporation shall promptly, after the adjustment is determinable, file with the Warrant Agent a computation of the adjustment and give notice to the Registered Warrantholders of such adjustment computation.

4.8	No Action after Notice.

The Corporation covenants with the Warrant Agent that it will not close its transfer books or take any other corporate action which might deprive the Warrantholder of the opportunity to exercise its right of acquisition pursuant thereto during the period of 14 days after the giving of the certificate or notices set forth in Section 4.6 and Section 4.7.

4.9	Other Action.

If the Corporation, after the date hereof, shall take any action affecting the Common Shares other than action described in Section 4.1, which in the reasonable opinion of the Directors would materially affect the rights of Warrantholders, the Exercise Price, Exchange Ratio and/or the Earnout Ratio, the number of Common Shares which may be acquired upon exercise of the Warrants shall be adjusted in such manner and at such time, by action of the Directors, acting reasonably and in good faith, in their sole discretion as they may determine to be equitable to the Warrantholders in the circumstances, provided that no such adjustment will be made unless any requisite prior approval of any stock exchange on which the Common Shares are listed for trading has been obtained.

4.10	Protection of Warrant Agent.

The Warrant Agent shall not:

(a)	at any time be under any duty or responsibility to any Warrantholder to determine whether any facts exist which may require any adjustment contemplated by Section 4.1, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making the same;

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(b)	be accountable with respect to the validity or value (or the kind or amount) of any Common Shares or of any other securities or property which may at any time be issued or delivered upon the exercise of the rights attaching to any Warrant;

(c)	be responsible for any failure of the Corporation to issue, transfer or deliver Common Shares or certificates for the same upon the surrender of any Warrants for the purpose of the exercise of such rights or to comply with any of the covenants contained in this Article; and

(d)	incur any liability or be in any way responsible for the consequences of any breach on the part of the Corporation of any of the representations, warranties or covenants herein contained or of any acts of the directors, officers, employees, agents or servants of the Corporation.

4.11	Participation by Warrantholder.

No adjustments shall be made pursuant to this Article 4 if the Warrantholders are entitled to participate in any event described in this Article 4 on the same terms, mutatis mutandis, as if the Warrantholders had exercised their Warrants prior to, or on the effective date or record date of, such event and any such participation will be subject to the prior approval of the Stock Exchange, if applicable.

Article 5
RIGHTS OF THE CORPORATION AND COVENANTS

5.1	Optional Purchases by the Corporation.

Subject to compliance with applicable securities legislation and approval of applicable regulatory authorities, the Corporation may from time to time purchase by private contract or otherwise any of the Warrants. Any such purchase shall be made at the lowest price or prices at which, in the opinion of the Directors, such Warrants are then obtainable, plus reasonable costs of purchase, and may be made in such manner, from such persons and on such other terms as the Corporation, in its sole discretion, may determine. In the case of Certificated Warrants, Warrant Certificates representing the Warrants purchased pursuant to this Section 5.1 shall forthwith be delivered to and cancelled by the Warrant Agent and reflected accordingly on the register of Warrants. In the case of Uncertificated Warrants, the Warrants purchased pursuant to this Section 5.1 shall be reflected accordingly on the register of Warrants in accordance with procedures prescribed by the Depository under the book entry registration system. No Warrants shall be issued in replacement thereof.

5.2	General Covenants.

The Corporation covenants with the Warrant Agent and the Warrantholders that so long as any Warrants remain outstanding:

(a)	it will reserve and keep available a sufficient number of Common Shares for the purpose of enabling it to satisfy its obligations to issue Common Shares upon the exercise of the Warrants;

(b)	it will cause the Common Shares from time to time acquired pursuant to the exercise of the Warrants to be duly issued and delivered in accordance with the Warrants and the terms hereof;

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(c)	all Common Shares which shall be issued upon exercise of the right to acquire provided for herein shall be fully paid and non-assessable, free and clear of all encumbrances;

(d)	it will use reasonable commercial efforts to maintain its existence and carry on its business in the ordinary course;

(e)	it will give notice to the Warrant Agent and Warrantholders of a default under the terms of this Amended and Restated Warrant Indenture which remains unrectified for more than 10 Business Days following its occurrence;

(f)	generally, it will well and truly perform and carry out all of the acts or things to be done by it as provided in this Amended and Restated Warrant Indenture;

(g)	the Corporation will promptly notify the Warrant Agent and the Warrantholders in writing of any default under the terms of this Amended and Restated Warrant Indenture which remains unrectified for more than five days following its occurrence; and

(h)	it will make all requisite filings under and otherwise take all requisite steps under and satisfy applicable Canadian securities legislation including those filings and other steps necessary to remain not in default in each of the provinces and other Canadian jurisdictions where it becomes a reporting issuer.

5.3	Warrant Agent’s Remuneration and Expenses.

The Corporation covenants that it will pay to the Warrant Agent from time to time reasonable remuneration for its services hereunder and will pay or reimburse the Warrant Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Warrant Agent in the administration or execution of the duties hereby created (including the reasonable compensation and the disbursements of its Counsel and all other advisers and assistants not regularly in its employ) both before any default hereunder and thereafter until all duties of the Warrant Agent hereunder shall be finally and fully performed. Any amount owing hereunder and remaining unpaid after 30 days from the invoice date will bear interest at the then current rate charged by the Warrant Agent against unpaid invoices and shall be payable upon demand. This Section shall survive the resignation or removal of the Warrant Agent and/or the termination of this Amended and Restated Warrant Indenture.

5.4	Performance of Covenants by Warrant Agent.

If the Corporation shall fail to perform any of its covenants contained in this Amended and Restated Warrant Indenture, the Warrant Agent may notify the Warrantholders of such failure on the part of the Corporation and may itself perform any of the covenants capable of being performed by it but, subject to Section 9.2, shall be under no obligation to perform said covenants or to notify the Warrantholders of such performance by it. All sums expended or advanced by the Warrant Agent in so doing shall be repayable as provided in Section 5.3. No such performance, expenditure or advance by the Warrant Agent shall relieve the Corporation of any default hereunder or of its continuing obligations under the covenants herein contained.

5.5	Enforceability of Warrants.

The Corporation covenants and agrees that it is duly authorized to create and issue the Warrants to be issued hereunder and that the Warrants, when issued and Authenticated as herein provided, will be valid and enforceable against the Corporation in accordance with the provisions hereof and the terms hereof and that, subject to the provisions of this Amended and Restated Warrant Indenture, the Corporation will cause the Common Shares from time to time acquired upon exercise of Warrants issued under this Amended and Restated Warrant Indenture to be duly issued and delivered in accordance with the terms of this Amended and Restated Warrant Indenture.

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Article 6
ENFORCEMENT

6.1	Suits by Registered Warrantholders.

All or any of the rights conferred upon any Registered Warrantholder by any of the terms of this Amended and Restated Warrant Indenture may be enforced by the Registered Warrantholder by appropriate proceedings but without prejudice to the right which is hereby conferred upon the Warrant Agent to proceed in its own name to enforce each and all of the provisions herein contained for the benefit of the Registered Warrantholders.

6.2	Suits by the Corporation.

The Corporation shall have the right to enforce full payment of the Exercise Price of all Common Shares issued to a Warrantholder hereunder and shall be entitled to demand such payment from the Warrantholder or alternatively to instruct the Warrant Agent to cause the cancellation of the share certificates representing such Common Shares and amend the securities register of the Corporation accordingly.

6.3	Immunity of Shareholders, etc.

The Warrant Agent and, by the acceptance of the Warrants and as part of the consideration for the issue of the Warrants, the Warrantholders hereby waive and release any right, cause of action or remedy now or hereafter existing in any jurisdiction against any incorporator or any past, present or future shareholder, director, trustee, employee or agent of the Corporation or any successor entity to the Corporation for the creation and issue of the Common Shares pursuant to any Warrant or any covenant, agreement, representation or warranty by the Corporation herein or in the Warrant Certificates contained and only the property of the Corporation (or any successor person) shall be bound in respect hereof.

6.4	Waiver of Default.

Upon the happening of any default hereunder:

(a)	the Registered Warrantholders of not less than 51% of the Warrants then outstanding shall have power (in addition to the powers exercisable by Extraordinary Resolution) by requisition in writing to instruct the Warrant Agent to waive any default hereunder and the Warrant Agent shall thereupon waive the default upon such terms and conditions as shall be prescribed in such requisition; or

(b)	the Warrant Agent shall have power to waive any default hereunder upon such terms and conditions as the Warrant Agent may deem advisable, on the advice of Counsel, if, in the Warrant Agent’s opinion, based on the advice of Counsel, the same shall have been cured or adequate provision made therefor;

provided that no delay or omission of the Warrant Agent or of the Registered Warrantholders to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver of any such default or acquiescence therein and provided further that no act or omission either of the Warrant Agent or of the Registered Warrantholders in the premises shall extend to or be taken in any manner whatsoever to affect any subsequent default hereunder of the rights resulting therefrom.

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Article 7
MEETINGS OF WARRANTHOLDERS

7.1	Right to Convene Meetings.

The Warrant Agent may at any time and from time to time, and shall on receipt of a written request of the Corporation or of a Warrantholders’ Request and upon being indemnified and funded to its reasonable satisfaction by the Corporation or by the Registered Warrantholders signing such Warrantholders’ Request against the costs which may be incurred in connection with the calling and holding of such meeting, convene a meeting of the Registered Warrantholders. If the Warrant Agent fails to so call a meeting within seven days after receipt of such written request of the Corporation or such Warrantholders’ Request and the indemnity and funding given as aforesaid, the Corporation or such Registered Warrantholders, as the case may be, may convene such meeting. Every such meeting shall be held in the City of Calgary, or at such other place as may be mutually approved or determined by the Warrant Agent and the Corporation.

7.2	Notice.

At least 21 days’ prior written notice of any meeting of Registered Warrantholders shall be given to the Registered Warrantholders in the manner provided for in Section 10.2 and a copy of such notice shall be sent by mail to the Warrant Agent (unless the meeting has been called by the Warrant Agent) and to the Corporation (unless the meeting has been called by the Corporation). Such notice shall state the time when and the place where the meeting is to be held, shall state briefly the general nature of the business to be transacted thereat and shall contain such information as is reasonably necessary to enable the Registered Warrantholders to make a reasoned decision on the matter, but it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Section 7.2.

7.3	Chairperson.

An individual (who need not be a Registered Warrantholder) designated in writing by the Warrant Agent and the Corporation shall be chairperson of the meeting and if no individual is so designated, or if the individual so designated is not present within fifteen minutes from the time fixed for the holding of the meeting, the Registered Warrantholders present in person or by proxy shall choose an individual present to be chairperson.

7.4	Quorum.

Subject to the provisions of Section 7.11, at any meeting of the Registered Warrantholders a quorum shall consist of Registered Warrantholder(s) present in person or by proxy and holding at least 25% of the aggregate number of all the then outstanding Warrants. If a quorum of the Registered Warrantholders shall not be present within thirty (30) minutes from the time fixed for holding any meeting, the meeting, if summoned by Registered Warrantholders or on a Warrantholders’ Request, shall be dissolved; but in any other case the meeting shall be adjourned to the same day in the next week (unless such day is not a Business Day, in which case it shall be adjourned to the next following Business Day) at the same time and place and no notice of the adjournment need be given. Any business may be brought before or dealt with at an adjourned meeting which might have been dealt with at the original meeting in accordance with the notice calling the same. No business shall be transacted at any meeting unless a quorum be present at the commencement of business. At the adjourned meeting the Registered Warrantholders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened, notwithstanding that they may not be holding at least 25% of the aggregate number of all then outstanding Warrants.

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7.5	Power to Adjourn.

The chairperson of any meeting at which a quorum of the Registered Warrantholders is present may, with the consent of the meeting, adjourn any such meeting, and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

7.6	Show of Hands.

Every question submitted to a meeting shall be decided in the first place by a majority of the votes given on a show of hands except that votes on an Extraordinary Resolution shall be given in the manner hereinafter provided. At any such meeting, unless a poll is duly demanded as herein provided, a declaration by the chairperson that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.

7.7	Poll and Voting.

(1)	On every Extraordinary Resolution, and on any other question submitted to a meeting and after a vote by show of hands when demanded by the chairperson or by one or more of the Registered Warrantholders acting in person or by proxy and holding in the aggregate at least 5% of all the Warrants then outstanding, a poll shall be taken in such manner as the chairperson shall direct. Questions other than those required to be determined by Extraordinary Resolution shall be decided by a majority of the votes cast on the poll.

(2)	On a show of hands, every person who is present and entitled to vote, whether as a Registered Warrantholder or as proxy for one or more absent Registered Warrantholders, or both, shall have one vote. On a poll, each Registered Warrantholder present in person or represented by a proxy duly appointed by instrument in writing shall be entitled to one vote in respect of each Warrant then held or represented by it. A proxy need not be a Registered Warrantholder. The chairperson of any meeting shall be entitled, both on a show of hands and on a poll, to vote in respect of the Warrants, if any, held or represented by him.

7.8	Regulations.

(1)	The Warrant Agent, or the Corporation with the approval of the Warrant Agent, may from time to time make and from time to time vary such regulations as it shall think fit for:

(a)	the setting of the record date for a meeting for the purpose of determining Warrantholders entitled to receive notice of and to vote at the meeting;

(b)	the deposit of instruments appointing proxies at such place and time as the Warrant Agent, the Corporation or the Warrantholders convening the meeting, as the case may be, may in the notice convening the meeting direct;

(c)	the deposit of instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be mailed or telecopied before the meeting to the Corporation or to the Warrant Agent at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting;

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(d)	the form of the instrument of proxy; and

(e)	generally for the calling of meetings of Warrantholders and the conduct of business thereat.

(2)	Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted. Save as such regulations may provide, the only persons who shall be recognized at any meeting as a Registered Warrantholder, or be entitled to vote or be present at the meeting in respect thereof (subject to Section 7.9), shall be Registered Warrantholders or proxies of Registered Warrantholders.

7.9	Corporation and Warrant Agent May be Represented.

The Corporation and the Warrant Agent, by their respective directors, officers, agents and employees and the Counsel for the Corporation and for the Warrant Agent may attend any meeting of the Registered Warrantholders.

7.10	Powers Exercisable by Extraordinary Resolution.

In addition to all other powers conferred upon them by any other provisions of this Amended and Restated Warrant Indenture or by law, the Registered Warrantholders at a meeting shall, subject to the provisions of Section 7.11, have the power exercisable from time to time by Extraordinary Resolution:

(a)	to agree to any modification, abrogation, alteration, compromise or arrangement of the rights of Registered Warrantholders or the Warrant Agent in its capacity as warrant agent hereunder (subject to the Warrant Agent’s prior consent, acting reasonably) or on behalf of the Registered Warrantholders against the Corporation whether such rights arise under this Amended and Restated Warrant Indenture or otherwise;

(b)	to amend, alter or repeal any Extraordinary Resolution previously passed or sanctioned by the Warrantholders;

(c)	to direct or to authorize the Warrant Agent, subject to Section 9.2(2) hereof, to enforce any of the covenants on the part of the Corporation contained in this Amended and Restated Warrant Indenture or to enforce any of the rights of the Registered Warrantholders in any manner specified in such Extraordinary Resolution or to refrain from enforcing any such covenant or right;

(d)	to waive, and to direct the Warrant Agent to waive, any default on the part of the Corporation in complying with any provisions of this Amended and Restated Warrant Indenture either unconditionally or upon any conditions specified in such Extraordinary Resolution;

(e)	to restrain any Registered Warrantholder from taking or instituting any suit, action or proceeding against the Corporation for the enforcement of any of the covenants on the part of the Corporation in this Amended and Restated Warrant Indenture or to enforce any of the rights of the Registered Warrantholders;

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(f)	to direct any Registered Warrantholder who, as such, has brought any suit, action or proceeding to stay or to discontinue or otherwise to deal with the same upon payment of the costs, charges and expenses reasonably and properly incurred by such Registered Warrantholder in connection therewith;

(g)	to assent to any change in or omission from the provisions contained in this Amended and Restated Warrant Indenture or any ancillary or supplemental instrument which may be agreed to by the Corporation, and to authorize the Warrant Agent to concur in and execute any ancillary or supplemental indenture embodying the change or omission;

(h)	with the consent of the Corporation, such consent not to be unreasonably withheld, to remove the Warrant Agent or its successor in office and to appoint a new warrant agent or warrant agents to take the place of the Warrant Agent so removed; and

(i)	to assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any shares or other securities of the Corporation.

7.11	Meaning of Extraordinary Resolution.

(1)	The expression “Extraordinary Resolution” when used in this Amended and Restated Warrant Indenture means, subject as hereinafter provided in this Section 7.11 and in Section 7.14, a resolution: (i) proposed at a meeting of Registered Warrantholders duly convened for that purpose and held in accordance with the provisions of this Article 7 at which there are present in person or by proxy Registered Warrantholders holding at least 25% of the aggregate number of all then outstanding Warrants and passed by the affirmative votes of Registered Warrantholders holding not less than 66⅔% of the aggregate number of all then outstanding Warrants represented at the meeting and voted on the poll upon such resolution; or (ii) in writing signed by the holders of at least 66 2/3% of the then outstanding Warrants on any matter that would otherwise be voted upon at a meeting called to approve such resolution as contemplated in this Section 7.11(1).

(2)	If, at the meeting at which an Extraordinary Resolution is to be considered, Registered Warrantholders holding at least 25% of the aggregate number of all then outstanding Warrants are not present in person or by proxy within 30 minutes after the time appointed for the meeting, then the meeting, if convened by Registered Warrantholders or on a Warrantholders’ Request, shall be dissolved; but in any other case it shall stand adjourned to such day, being not less than 15 or more than 60 days later, and to such place and time as may be appointed by the chairperson. Not less than 14 days’ prior notice shall be given of the time and place of such adjourned meeting in the manner provided for in Section 10.2. Such notice shall state that at the adjourned meeting the Registered Warrantholders present in person or by proxy shall form a quorum but it shall not be necessary to set forth the purposes for which the meeting was originally called or any other particulars. At the adjourned meeting the Registered Warrantholders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at such adjourned meeting and passed by the requisite vote as provided in Section 7.11(1) shall be an Extraordinary Resolution within the meaning of this Amended and Restated Warrant Indenture notwithstanding that Registered Warrantholders holding at least 25% of the aggregate number of all the then outstanding Warrants are not present in person or by proxy at such adjourned meeting.

(3)	Subject to Section 7.14, votes on an Extraordinary Resolution shall always be given on a poll and no demand for a poll on an Extraordinary Resolution shall be necessary.

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7.12	Powers Cumulative.

Any one or more of the powers or any combination of the powers in this Amended and Restated Warrant Indenture stated to be exercisable by the Registered Warrantholders by Extraordinary Resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers or any combination of powers from time to time shall not be deemed to exhaust the right of the Registered Warrantholders to exercise such power or powers or combination of powers then or thereafter from time to time.

7.13	Minutes.

Minutes of all resolutions and proceedings at every meeting of Registered Warrantholders shall be made and duly entered in books to be provided from time to time for that purpose by the Warrant Agent at the expense of the Corporation, and any such minutes as aforesaid, if signed by the chairperson or the secretary of the meeting at which such resolutions were passed or proceedings had shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting in respect of the proceedings of which minutes shall have been made shall be deemed to have been duly convened and held, and all resolutions passed thereat or proceedings taken shall be deemed to have been duly passed and taken.

7.14	Instruments in Writing.

All actions which may be taken and all powers that may be exercised by the Registered Warrantholders at a meeting held as provided in this Article 7 may also be taken and exercised by Registered Warrantholders holding at least 66⅔% of the aggregate number of all of the then outstanding Warrants by an instrument in writing signed in one or more counterparts by such Registered Warrantholders in person or by attorney duly appointed in writing, and the expression “Extraordinary Resolution” when used in this Amended and Restated Warrant Indenture shall include an instrument so signed by holders of at least 66 2/3% of the aggregate number of all of the then outstanding Warrants.

7.15	Binding Effect of Resolutions.

Every resolution and every Extraordinary Resolution passed in accordance with the provisions of this Article 7 at a meeting of Registered Warrantholders shall be binding upon all the Warrantholders, whether present at or absent from such meeting, and every instrument in writing signed by Registered Warrantholders in accordance with Section 7.14 shall be binding upon all the Warrantholders, whether signatories thereto or not, and each and every Warrantholder and the Warrant Agent (subject to the provisions for indemnity herein contained) shall be bound to give effect accordingly to every such resolution and instrument in writing.

7.16	Holdings by Corporation Disregarded.

In determining whether Registered Warrantholders holding Warrants evidencing the required number of Warrants are present at a meeting of Registered Warrantholders for the purpose of determining a quorum or have concurred in any consent, waiver, Extraordinary Resolution, Warrantholders’ Request or other action under this Amended and Restated Warrant Indenture, Warrants owned legally or beneficially by the Corporation shall be disregarded in accordance with the provisions of Section 10.7.

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Article 8
SUPPLEMENTAL INDENTURES

8.1	Provision for Supplemental Indentures for Certain Purposes.

From time to time, the Corporation (when authorized by action of the Directors) and the Warrant Agent may, subject to Stock Exchange approval, if applicable, and to the provisions hereof and they shall, when so directed in accordance with the provisions hereof, execute and deliver by their proper officers, indentures or instruments supplemental hereto, which thereafter shall form part hereof, for any one or more or all of the following purposes:

(a)	providing for the issuance of additional Warrants hereunder and any consequential amendments hereto as may be required by the Warrant Agent relying on the advice of Counsel;

(b)	setting forth any adjustments resulting from the application of the provisions of Article 4;

(c)	adding to the provisions hereof such additional covenants and enforcement provisions as, in the opinion of Counsel, are necessary or advisable in the premises, provided that the same are not in the opinion of the Warrant Agent, relying on the advice of Counsel, prejudicial to the interests of the Registered Warrantholders;

(d)	giving effect to any Extraordinary Resolution passed as provided in Section 7.11;

(e)	making such provisions not inconsistent with this Amended and Restated Warrant Indenture as may be necessary or desirable with respect to matters or questions arising hereunder or for the purpose of obtaining a listing or quotation of the Warrants on any stock exchange, provided that such provisions are not, in the opinion of the Warrant Agent, relying on the advice of Counsel, prejudicial to the interests of the Registered Warrantholders;

(f)	adding to or altering the provisions hereof in respect of the transfer of Warrants, making provision for the exchange of Warrants, and making any modification in the form of the Warrant Certificates which does not affect the substance thereof;

(g)	modifying any of the provisions of this Amended and Restated Warrant Indenture, including relieving the Corporation from any of the obligations, conditions or restrictions herein contained, provided that such modification or relief shall be or become operative or effective only if, in the opinion of the Warrant Agent, relying on the advice of Counsel, such modification or relief in no way prejudices any of the rights of the Registered Warrantholders or of the Warrant Agent, and provided further that the Warrant Agent may in its sole discretion decline to enter into any such supplemental indenture which in its opinion may not afford adequate protection to the Warrant Agent when the same shall become operative;

(h)	for any other purpose not inconsistent with the terms of this Amended and Restated Warrant Indenture, including the correction or rectification of any ambiguities, defective or inconsistent provisions, errors, mistakes or omissions herein, provided that in the opinion of the Warrant Agent, relying on the advice of Counsel, the rights of the Warrant Agent and of the Registered Warrantholders are in no way prejudiced thereby; and

(i)	providing for any amendments as may be required to ensure that the terms of this Amended and Restated Warrant Indenture are consistent with the Plan of Arrangement.

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8.2	Successor Entities.

In the case of the consolidation, amalgamation, arrangement, merger or transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to or with another entity (“successor entity”), the successor entity resulting from such consolidation, amalgamation, arrangement, merger or transfer (if not the Corporation) shall expressly assume, by supplemental indenture satisfactory in form to the Warrant Agent and executed and delivered to the Warrant Agent, the due and punctual performance and observance of each and every covenant and condition of this Amended and Restated Warrant Indenture to be performed and observed by the Corporation.

Article 9
CONCERNING THE WARRANT AGENT

9.1	Indenture Legislation.

(1)	If and to the extent that any provision of this Amended and Restated Warrant Indenture limits, qualifies or conflicts with a mandatory requirement of Applicable Legislation, such mandatory requirement shall prevail.

(2)	The Corporation and the Warrant Agent agree that each will, at all times in relation to this Amended and Restated Warrant Indenture and any action to be taken hereunder, observe and comply with and be entitled to the benefits of Applicable Legislation.

9.2	Rights and Duties of Warrant Agent.

(1)	In the exercise of the rights and duties prescribed or conferred by the terms of this Amended and Restated Warrant Indenture, the Warrant Agent shall act honestly and in good faith and exercise that degree of care, diligence and skill that a reasonably prudent warrant agent would exercise in comparable circumstances. No provision of this Amended and Restated Warrant Indenture shall be construed to relieve the Warrant Agent from liability for its own gross negligent action, wilful misconduct, bad faith or fraud under this Amended and Restated Warrant Indenture.

(2)	The obligation of the Warrant Agent to commence or continue any act, action or proceeding for the purpose of enforcing any rights of the Warrant Agent or the Registered Warrantholders hereunder shall be conditional upon the Registered Warrantholders furnishing, when required by notice by the Warrant Agent, sufficient funds to commence or to continue such act, action or proceeding and an indemnity reasonably satisfactory to the Warrant Agent to protect and to hold harmless the Warrant Agent and its officers, directors, employees and agents, against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof. None of the provisions contained in this Amended and Restated Warrant Indenture shall require the Warrant Agent to expend or to risk its own funds or otherwise to incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified and funded as aforesaid.

(3)	The Warrant Agent may, before commencing or at any time during the continuance of any such act, action or proceeding, require the Registered Warrantholders, at whose instance it is acting to deposit with the Warrant Agent the Warrants Certificates held by them, for which Warrant Certificates the Warrant Agent shall issue receipts.

(4)	Every provision of this Amended and Restated Warrant Indenture that by its terms relieves the Warrant Agent of liability or entitles it to rely upon any evidence submitted to it is subject to the provisions of Applicable Legislation.

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9.3	Evidence, Experts and Advisers.

(1)	In addition to the reports, certificates, opinions and other evidence required by this Amended and Restated Warrant Indenture, the Corporation shall furnish to the Warrant Agent such additional evidence of compliance with any provision hereof, and in such form, as may be prescribed by Applicable Legislation or as the Warrant Agent may reasonably require by written notice to the Corporation.

(2)	In the exercise of its rights and duties hereunder, the Warrant Agent may, if it is acting in good faith, rely as to the truth of the statements and the accuracy of the opinions expressed in statutory declarations, opinions, reports, written requests, consents, or orders of the Corporation, certificates of the Corporation or other evidence furnished to the Warrant Agent pursuant to a request of the Warrant Agent, provided that such evidence complies with the Applicable Legislation and that the Warrant Agent complies with Applicable Legislation and that the Warrant Agent examines the same and determines that such evidence complies with the applicable requirements of this Amended and Restated Warrant Indenture.

(3)	Whenever it is provided in this Amended and Restated Warrant Indenture or under Applicable Legislation that the Corporation shall deposit with the Warrant Agent resolutions, certificates, reports, opinions, requests, orders or other documents, it is intended that the truth, accuracy and good faith on the effective date thereof and the facts and opinions stated in all such documents so deposited shall, in each and every such case, be conditions precedent to the right of the Corporation to have the Warrant Agent take the action to be based thereon.

(4)	Whenever Applicable Legislation requires that evidence referred to in subsection (1) be in the form of a statutory declaration, the Warrant Agent may accept such statutory declaration in lieu of a certificate of the Corporation required by any provision hereof. Any such statutory declaration may be made by one or more authorised officers of the Corporation.

(5)	The Warrant Agent may employ or retain such Counsel, accountants, appraisers or other experts or advisers as it may reasonably require for the purpose of discharging its duties or determining its rights hereunder and may pay reasonable remuneration for all services so performed by any of them, without taxation of costs of any Counsel, and shall not be responsible for any misconduct or negligence on the part of any such experts or advisers who have been appointed with due care by the Warrant Agent. The Corporation shall pay or reimburse the Warrant Agent for any reasonable fees, expenses and disbursements of such counsel or advisors.

(6)	The Warrant Agent may act and rely and shall be protected in acting and relying in good faith on the opinion or advice of or information obtained from any Counsel, accountant, appraiser, engineer or other expert or adviser, whether retained or employed by the Corporation or by the Warrant Agent, in relation to any matter arising in the administration of the agency hereof.

(7)	Proof of the execution of an instrument in writing, including a Warrantholders’ Request, by any Warrantholder may be made by the certificate of a notary, solicitor or commissioner for oaths, or other officer with similar powers, that the person signing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution or in any other manner which the Warrant Agent may consider adequate and in respect of a corporate Warrantholder, shall include a certificate of incumbency of such Warrantholder together with a certified resolution authorizing the person who signs such instrument to sign such instrument.

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9.4	Documents, Monies, etc. Held by Warrant Agent.

Any monies, securities, documents of title or other instruments that may at any time be held by the Warrant Agent shall be placed in the deposit vaults of the Warrant Agent or of any Canadian chartered bank listed in Schedule I of the Bank Act (Canada), or deposited for safekeeping with any such bank. Any monies held pending the application or withdrawal thereof under any provisions of this Amended and Restated Warrant Indenture, shall be held in a segregated non-interest bearing account.

9.5	Actions by Warrant Agent to Protect Interest.

The Warrant Agent shall have power to institute and to maintain such actions and proceedings as it may consider necessary or expedient to preserve, protect or enforce its interests and the interests of the Warrantholders.

9.6	Warrant Agent Not Required to Give Security.

The Warrant Agent shall not be required to give any bond or security in respect of the execution of the agency and powers of this Amended and Restated Warrant Indenture or otherwise in respect of the premises.

9.7	Protection of Warrant Agent.

By way of supplement to the provisions of any law for the time being relating to warrant agents it is expressly declared and agreed as follows:

(a)	the Warrant Agent shall not be liable for or by reason of any statements of fact or recitals in this Amended and Restated Warrant Indenture or in the Warrant Certificates (except the representation contained in Section 9.9 or in the authentication of the Warrant Agent on the Warrant Certificates) or be required to verify the same, but all such statements or recitals are and shall be deemed to be made by the Corporation;

(b)	nothing herein contained shall impose any obligation on the Warrant Agent to see to or to require evidence of the registration or filing (or renewal thereof) of this Amended and Restated Warrant Indenture or any instrument ancillary or supplemental hereto;

(c)	the Warrant Agent shall not be bound to give notice to any person or persons of the execution hereof;

(d)	the Warrant Agent shall not incur any liability or responsibility whatever or be in any way responsible for the consequence of any breach on the part of the Corporation of any of its covenants herein contained or of any acts of any directors, officers, employees, agents or servants of the Corporation; and

(e)	the Corporation hereby indemnifies and agrees to hold harmless the Warrant Agent, its affiliates, their current and former officers, directors, employees, agents, successors and assigns from and against any and all liabilities, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements, including reasonable legal fees and disbursements of whatever kind and nature which may at any time be imposed on or incurred by or asserted against the Warrant Agent, whether groundless or otherwise, arising from or out of any act, omission or error of the Warrant Agent, provided that the Corporation shall not be required to indemnify the Warrant Agent in the event of the gross negligence, wilful misconduct or fraud of the Warrant Agent, and this provision shall survive the resignation or removal of the Warrant Agent or the termination or discharge of this Amended and Restated Warrant Indenture.

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(f)	The Warrant Agent shall not be liable for any error in judgment or for any act done or step taken or omitted by it in good faith or for any mistake, in fact or law, or for anything which it may do or refrain from doing in connection herewith except out of its own gross negligence, bad faith or willful misconduct.

(g)	Notwithstanding the foregoing or any other provision of this Amended and Restated Warrant Indenture, any liability of the Warrant Agent, other than for gross negligence, wilful misconduct and fraud, shall be limited, in the aggregate, to the amount of annual retainer fees paid by the Corporation to the Warrant Agent under this Amended and Restated Warrant Indenture in the twelve (12) months immediately prior to the Warrant Agent receiving the first notice of the claim. Notwithstanding any other provision of this Amended and Restated Warrant Indenture, and whether such losses or damages are foreseeable or unforeseeable, the Warrant Agent shall not be liable under any circumstances whatsoever for any (a) breach by any other party of securities law or other rule of any securities regulatory authority, (b) lost profits or (c) special, indirect, incidental, consequential, exemplary, aggravated or punitive losses or damages.

(h)	The forwarding of a cheque or the sending of funds by wire transfer by the Warrant Agent will satisfy and discharge the liability of any amounts due to the extent of the sum represented thereby unless such cheque is not honoured on presentation, provided that in the event of the non-receipt of such cheque by the payee, or the loss or destruction thereof, the Warrant Agent, upon being furnished with reasonable evidence of such non-receipt, loss or destruction and indemnity reasonably satisfactory to it, will issue to such payee a replacement cheque for the amount of such cheque.

9.8	Replacement of Warrant Agent; Successor by Merger.

(1)	The Warrant Agent may resign its agency and be discharged from all further duties and liabilities hereunder, subject to this Section 9.8, by giving to the Corporation not less than 60 days’ prior notice in writing or such shorter prior notice as the Corporation may accept as sufficient. The Registered Warrantholders by Extraordinary Resolution and in accordance with Section 7.10(h) shall have power at any time to remove the existing Warrant Agent and to appoint a new Warrant Agent. In the event of the Warrant Agent resigning or being removed as aforesaid or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Corporation shall forthwith appoint a new Warrant Agent unless a new Warrant Agent has already been appointed by the Registered Warrantholders; failing such appointment by the Corporation, the retiring Warrant Agent or any Registered Warrantholder may apply to a judge of the Court of King’s Bench of Alberta on such notice as such judge may direct, for the appointment of a new Warrant Agent; but any new Warrant Agent so appointed by the Corporation or by the Court shall be subject to removal as aforesaid by the Registered Warrantholders. Any new Warrant Agent appointed under any provision of this Section 9.8 shall be an entity authorized to carry on the business of a trust company in one or more of the provinces of Canada and, if required by the Applicable Legislation for any provinces in such provinces. On any such appointment, the new warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Warrant Agent hereunder.

(2)	Upon the appointment of a successor Warrant Agent, the Corporation shall promptly notify the Registered Warrantholders thereof in the manner provided for in Section 10.2.

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(3)	Any Warrant Certificates Authenticated but not delivered by a predecessor Warrant Agent may be Authenticated by the successor Warrant Agent in the name of the predecessor or successor Warrant Agent.

(4)	Any corporation into which the Warrant Agent may be merged or consolidated or amalgamated or to which all or substantially all of its corporate trust business is sold or otherwise transferred, or any corporation resulting therefrom to which the Warrant Agent shall be a party, or any corporation succeeding to substantially the corporate trust business of the Warrant Agent shall be the successor to the Warrant Agent hereunder without any further act on its part or any of the parties hereto, provided that such corporation would be eligible for appointment as successor Warrant Agent under Section 9.8(1).

9.9	Conflict of Interest.

(1)	The Warrant Agent represents to the Corporation that at the time of execution and delivery hereof no material conflict of interest exists between its role as a warrant agent hereunder and its role in any other capacity and agrees that in the event of a material conflict of interest arising hereafter it will, within 60 days after ascertaining that it has such material conflict of interest, either eliminate the same or assign its agency hereunder to a successor Warrant Agent approved by the Corporation and meeting the requirements set forth in Section 9.8(1). Notwithstanding the foregoing provisions of this Section 9.9(1), if any such material conflict of interest exists or hereafter shall exist, the validity and enforceability of this Amended and Restated Warrant Indenture and the Warrant Certificate shall not be affected in any manner whatsoever by reason thereof.

(2)	Subject to Section 9.9(1), the Warrant Agent, in its personal or any other capacity, may buy, lend upon and deal in securities of the Corporation and generally may contract and enter into financial transactions with the Corporation without being liable to account for any profit made thereby.

9.10	Acceptance of Agency

The Warrant Agent hereby accepts the agency in this Amended and Restated Warrant Indenture declared and provided for and agrees to perform the same upon the terms and conditions herein set forth.

9.11	Warrant Agent Not to be Appointed Receiver.

The Warrant Agent and any person related to the Warrant Agent shall not be appointed a receiver, a receiver and manager or liquidator of all or any part of the assets or undertaking of the Corporation.

9.12	Authorization to Carry on Business

The Warrant Agent represents to the Corporation that as at the date of the execution and delivery of this Amended and Restated Warrant Indenture, it is duly authorized and qualified to carry on the business of a trust company in each of the Provinces of Canada.

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9.13	Warrant Agent Not Required to Give Notice of Default.

The Warrant Agent shall not be bound to give any notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall have been required so to do under the terms hereof; nor shall the Warrant Agent be required to take notice of any default hereunder, unless and until notified in writing of such default, which notice shall distinctly specify the default desired to be brought to the attention of the Warrant Agent and in the absence of any such notice the Warrant Agent may for all purposes of this Amended and Restated Warrant Indenture conclusively assume that no default has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein. Any such notice shall in no way limit any discretion herein given to the Warrant Agent to determine whether or not the Warrant Agent shall take action with respect to any default.

9.14	Anti-Money Laundering.

(1)	Each party to this Agreement other than the Warrant Agent hereby represents to the Warrant Agent that any account to be opened by, or interest to be held by the Warrant Agent in connection with this Agreement, for or to the credit of such party, either (i) is not intended to be used by or on behalf of any third party; or (ii) is intended to be used by or on behalf of a third party, in which case such party hereto agrees to complete and execute forthwith a declaration in the Warrant Agent’s prescribed form as to the particulars of such third party.

(2)	The Warrant Agent shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Warrant Agent, in its sole judgment, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering, anti-terrorist legislation, economic sanctions, regulation or guideline. Further, should the Warrant Agent, in its sole judgment, determine at any time that its acting under this Amended and Restated Warrant Indenture has resulted in its being in non-compliance with any applicable anti-money laundering, anti-terrorist or economic sanctions legislation, regulation or guideline, then it shall have the right to resign on 10 days written notice to the other parties to this Amended and Restated Warrant Indenture, provided (i) that the Warrant Agent’s written notice shall describe the circumstances of such non-compliance; (ii) that if such circumstances are rectified to the Warrant Agent’s satisfaction within such 10 day period, then such resignation shall not be effective.

9.15	Compliance with Privacy Code.

The parties acknowledge that the Warrant Agent may, in the course of providing services hereunder, collect or receive financial and other personal information about such parties and/or their representatives, as individuals, or about other individuals related to the subject matter hereof, and use such information for the following purposes:

(a)	to provide the services required under this Amended and Restated Warrant Indenture and other services that may be requested from time to time;

(b)	to help the Warrant Agent manage its servicing relationships with such individuals;

(c)	to meet the Warrant Agent’s legal and regulatory requirements; and

(d)	if Social Insurance Numbers are collected by the Warrant Agent, to perform tax reporting and to assist in verification of an individual’s identity for security purposes.

Each party acknowledges and agrees that the Warrant Agent may receive, collect, use and disclose personal information provided to it or acquired by it in the course of its acting as agent hereunder for the purposes described above and, generally, in the manner and on the terms described in its privacy code, which the Warrant Agent shall make available on its website or upon request, including revisions thereto. Further, the Corporation agrees that it shall not provide or cause to be provided to the Warrant Agent any personal information relating to an individual who is not a party to this Amended and Restated Warrant Indenture unless the Corporation has assured itself that such individual understands and has consented to the aforementioned uses and disclosures.

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9.16	Securities Exchange Commission Certification.

The Corporation confirms that as at the date of execution of this Amended and Restated Warrant Indenture it does not have a class of securities registered pursuant to Section 12 of the U.S. Exchange Act or have a reporting obligation pursuant to Section 15(d) of the U.S. Exchange Act. The Corporation covenants that in the event that (i) any class of its securities shall become registered pursuant to Section 12 of the U.S. Exchange Act or the Corporation shall incur a reporting obligation pursuant to Section 15(d) of the U.S. Exchange Act, or (ii) any such registration or reporting obligation shall be terminated by the Corporation in accordance with the U.S. Exchange Act, the Corporation shall promptly deliver to the Warrant Agent an officers’ certificate (in a form provided by the Warrant Agent) notifying the Warrant Agent of such registration or termination and such other information as the Warrant Agent may require at the time. The Corporation acknowledges that Warrant Agent is relying upon the foregoing representation and covenants in order to meet certain United States Securities and Exchange Commission (“SEC”) obligations with respect to those clients who are filing with the SEC.

Article 10
GENERAL

10.1	Notice to the Corporation and the Warrant Agent.

(1)	Unless herein otherwise expressly provided, any notice to be given hereunder to the Corporation or the Warrant Agent shall be deemed to be validly given if delivered, sent by registered letter, postage prepaid, emailed or faxed:

(a)	If to the Corporation:

Above Food Ingredients Inc.
1600, 421 7th Avenue SW

Calgary, Alberta, T2P 4K9

Attention:      Lionel Kambeitz
Email:              lionel@abovefood.com

with a copy to:

Gowling WLG (Canada) LLP

1600, 421 7th Avenue SW

Calgary, Alberta, T2P 4K9

Attention:      Sharagim Habibi
Email:              Sharagim.Habibi@gowlingwlg.com

(b)	If to the Warrant Agent:

Odyssey Trust Company
Suite 1230, 300 5th Avenue SW
Calgary, Alberta
T2P 3C4

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Attention:      Corporate Trust
Email:              corptrust@odysseytrust.com

and any such notice delivered in accordance with the foregoing shall be deemed to have been received and given on the date of delivery or, if mailed, on the fifth Business Day following the date of mailing such notice or, if emailed, faxed or transmitted by other electronic means, on the date of transmission, unless transmission was made after 4:00 pm or such day is not a Business Day, and in those cases it will be deemed to be received on the next Business Day following the date of transmission.

(2)	The Corporation or the Warrant Agent, as the case may be, may from time to time notify the other in the manner provided in Section 10.1(1) of a change of address which, from the effective date of such notice and until changed by like notice, shall be the address of the Corporation or the Warrant Agent, as the case may be, for all purposes of this Amended and Restated Warrant Indenture.

(3)	If, by reason of a strike, lockout or other work stoppage, actual or threatened, involving postal employees, any notice to be given to the Warrant Agent or to the Corporation hereunder could reasonably be considered unlikely to reach its destination, such notice shall be valid and effective only if it is delivered to the named officer of the party to which it is addressed, as provided in Section 10.1(1), or given by email, fax or other means of prepaid, transmitted and recorded communication.

10.2	Notice to Warrantholders.

(1)	Unless otherwise provided herein, notice to the Registered Warrantholders under the provisions of this Amended and Restated Warrant Indenture shall be valid and effective if delivered or sent by ordinary post addressed to such holders at their post office addresses appearing on the register hereinbefore mentioned and shall be deemed to have been effectively received and given on the date of delivery or, if mailed, on the third Business Day following the date of mailing such notice. In the event that Warrants are held in the name of the Depository, a copy of such notice shall also be sent by electronic communication to the Depository and shall be deemed received and given on the day it is so sent.

(2)	If, by reason of a strike, lockout or other work stoppage, actual or threatened, involving postal employees, any notice to be given to the Registered Warrantholders hereunder could reasonably be considered unlikely to reach its destination, such notice shall be valid and effective only if it is delivered to such Registered Warrantholders to the address for such Registered Warrantholders contained in the register maintained by the Warrant Agent or such notice may be given, at the Corporation’s expense, by means of publication in the Globe and Mail or any other English language daily newspaper or newspapers of general circulation in Canada, in each two successive weeks, and any such notice published shall be deemed to have been received and given on the latest date the publication takes place.

(3)	Accidental error or omission in giving notice or accidental failure to mail notice to any Registered Warrantholder will not invalidate any action or proceeding founded thereon.

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10.3	Ownership of Warrants.

The Corporation and the Warrant Agent may deem and treat the Registered Warrantholders as the absolute owner thereof for all purposes, and the Corporation and the Warrant Agent shall not be affected by any notice or knowledge to the contrary except where the Corporation or the Warrant Agent is required to take notice by statute or by order of a court of competent jurisdiction. The receipt of any such Registered Warrantholder of the Common Shares which may be acquired pursuant thereto shall be a good discharge to the Corporation and the Warrant Agent for the same and neither the Corporation nor the Warrant Agent shall be bound to inquire into the title of any such holder except where the Corporation or the Warrant Agent is required to take notice by statute or by order of a court of competent jurisdiction.

10.4	Counterparts and Electronic Copies.

This Amended and Restated Warrant Indenture may be executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument and notwithstanding their date of execution they shall be deemed to be dated as of the date hereof.

Each of the parties hereto shall be entitled to rely on delivery of a PDF copy of this Amended and Restated Warrant Indenture and acceptance by each such party of any such PDF copy shall be legally effective to create a valid and binding agreement between the parties hereto in accordance with the terms hereof.

10.5	Satisfaction and Discharge of Indenture.

Upon the earlier of:

(a)	the date by which there shall have been delivered to the Warrant Agent for exercise or cancellation all Warrants theretofore Authenticated hereunder, in the case of Certificated Warrants or by way of standard processing through the book entry only system in the case of a CDS Global Warrant; and

(b)	the Expiry Time;

and if all certificates or other entry on the register representing Common Shares required to be issued in compliance with the provisions hereof have been issued and delivered hereunder or to the Warrant Agent in accordance with such provisions, this Amended and Restated Warrant Indenture shall cease to be of further effect and the Warrant Agent, on demand of and at the cost and expense of the Corporation and upon delivery to the Warrant Agent of a certificate of the Corporation stating that all conditions precedent to the satisfaction and discharge of this Amended and Restated Warrant Indenture have been complied with, shall execute proper instruments acknowledging satisfaction of and discharging this Amended and Restated Warrant Indenture. Notwithstanding the foregoing, the indemnities provided to the Warrant Agent by the Corporation hereunder shall remain in full force and effect and survive the termination of this Amended and Restated Warrant Indenture.

10.6	Provisions of Indenture and Warrants for the Sole Benefit of Parties and Warrantholders.

Nothing in this Amended and Restated Warrant Indenture or in the Warrants, expressed or implied, shall give or be construed to give to any person other than the parties hereto and the Registered Warrantholders, as the case may be, any legal or equitable right, remedy or claim under this Amended and Restated Warrant Indenture, or under any covenant or provision herein or therein contained, all such covenants and provisions being for the sole benefit of the parties hereto and the Registered Warrantholders.

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10.7	Warrants Owned by the Corporation – Certificate to be Provided.

For the purpose of disregarding any Warrants owned legally or beneficially by the Corporation in Section 7.16, the Corporation shall provide to the Warrant Agent, from time to time, a certificate of the Corporation setting forth as at the date of such certificate:

(a)	the names (other than the name of the Corporation) of the Registered Warrantholders which, to the knowledge of the Corporation, are owned by or held for the account of the Corporation; and

(b)	the number of Warrants owned legally or beneficially by the Corporation;

and the Warrant Agent, in making the computations in Section 7.16, shall be entitled to rely on such certificate without any additional evidence.

10.8	Severability

If, in any jurisdiction, any provision of this Amended and Restated Warrant Indenture or its application to any party or circumstance is restricted, prohibited or unenforceable, such provision will, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability without invalidating the remaining provisions of this Amended and Restated Warrant Indenture and without affecting the validity or enforceability of such provision in any other jurisdiction or without affecting its application to other parties or circumstances.

10.9	Force Majeure

No party shall be liable to the other, or held in breach of this Amended and Restated Warrant Indenture, if prevented, hindered, or delayed in the performance or observance of any provision contained herein by reason of act of God, riots, terrorism, acts of war, epidemics, governmental action or judicial order, earthquakes, or any other similar causes (including, but not limited to, mechanical, electronic or communication interruptions, disruptions or failures). Performance times under this Amended and Restated Warrant Indenture shall be extended for a period of time equivalent to the time lost because of any delay that is excusable under this Section.

10.10	Assignment, Successors and Assigns

Neither of the parties hereto may assign its rights or interest under this Amended and Restated Warrant Indenture without the consent of the other party, except as provided in Section 9.8 in the case of the Warrant Agent, or as provided in Section 8.2 in the case of the Corporation. Subject thereto, this Amended and Restated Warrant Indenture shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

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10.11	Rights of Rescission and Withdrawal for Holders

Should a holder of Warrants exercise any legal, statutory, contractual or other right of withdrawal or rescission that may be available to it, and the holder’s funds which were paid on exercise have already been released to the Corporation by the Warrant Agent, the Warrant Agent shall not be responsible for ensuring the exercise is cancelled and a refund is paid back to the holder. In such cases, the holder shall seek a refund directly from the Corporation and subsequently, the Corporation, upon surrender to the Warrant Agent of any underlying shares that may have been issued, or such other procedure as agreed to by the parties hereto, shall instruct the Warrant Agent in writing, to cause the cancellation of the exercise transaction and any such underlying shares on the register, which may have already been issued upon the Warrant exercise. In the event that any payment is received from the Corporation by virtue of the holder being a shareholder for such Warrants that were subsequently rescinded, the Warrant Agent shall not be under any duty or obligation to take any steps to ensure or enforce that the funds are returned pursuant to this section, nor shall the Warrant Agent be in any other way responsible in the event that any payment is not delivered or received pursuant to this section. Notwithstanding the foregoing, in the event that the Corporation provides the refund to the Warrant Agent for distribution to the holder, the Warrant Agent shall return such funds to the holder as soon as reasonably practicable, and in so doing, the Warrant Agent shall incur no liability with respect to the delivery or non-delivery of any such funds.

IN WITNESS WHEREOF the parties hereto have executed this Amended and Restated Warrant Indenture under the hands of their proper officers in that behalf as of the date first written above.

ABOVE FOOD INGREDIENTS INC.

By:	/s/ Lionel Kambeitz
	Name:	Lionel Kambeitz
	Title:	Chief Executive Officer

ABOVE FOOD CORP.

By:	/s/ Lionel Kambeitz
	Name:	Lionel Kambeitz
	Title:	Chief Executive Officer

ODYSSEY TRUST COMPANY

By:	/s/ Dan Sander
	Name:	Dan Sander
	Title:	President, Corporate Trust

By:	/s/ Amy Douglas
	Name:	Amy Douglas
	Title:	Senior Director, Corporate Trust

Schedule A
Form of Warrant

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) JUNE 28, 2024, AND (II) THE DATE THE CORPORATION BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.

For all Warrants originally issued for the benefit or account of a U.S. Warrantholder, and each Warrant Certificate issued in exchange therefor or in substitution thereof, also include the following legends:

THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH LOCAL LAWS AND REGULATIONS, (C) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND IN THE CASE OF (C) OR (D) THE HOLDER HAS PRIOR TO SUCH SALE FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION TO SUCH EFFECT.

THE PRESENCE OF THIS LEGEND MAY IMPAIR THE ABILITY OF THE HOLDER HEREOF TO EFFECT “GOOD DELIVERY” OF THE SECURITIES REPRESENTED HEREBY ON A STOCK EXCHANGE IN CANADA OR THE UNITED STATES.

THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON OR PERSON IN THE UNITED STATES AND THE UNDERLYING SHARES MAY NOT BE DELIVERED WITHIN THE UNITED STATES UNLESS THE WARRANT AND THE UNDERLYING SHARES HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE, AND THE HOLDER HAS DELIVERED AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION TO SUCH EFFECT. “UNITED STATES” AND “U.S. PERSON” ARE USED HEREIN AS SUCH TERMS ARE DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT.

WARRANT

To acquire Common Shares of

ABOVE FOOD INGREDIENTS INC.

(a company existing under the laws of the province of Alberta)

A-2

Warrant Certificate No. ●	Certificate for ________________
Warrants, each entitling the holder to acquire 0.2103419 of a Common Share, and, if applicable, 0.0349264 of a Class A Share and/or 0.0349264 of a Class B Share (subject to adjustment as provided for in the Amended and Restated Warrant Indenture (as defined below))

THIS IS TO CERTIFY THAT, for value received,

(the “Warrantholder”) is the registered holder of the number of common share purchase warrants (the “Warrants”) of Above Food Ingredients Inc. (the “Corporation”) specified above, and is entitled, on exercise of these Warrants upon and subject to the terms and conditions set forth herein and in the Amended and Restated Warrant Indenture (as defined herein), to purchase at any time before 5:00 p.m. (Calgary time) (the “Expiry Time”) on the Expiry Date, 0.2103419 of a fully paid and non-assessable common share (each such whole share, a “Common Share”), and, if applicable, 0.0349264 of a fully paid and non-assessable class A earnout share (each such whole share, a “Class A Share”) and/or 0.0349264 of a fully paid and non-assessable class B earnout share (each such whole share, a “Class B Share”) without par value in the capital of the Corporation as constituted on the date hereof, for each Warrant, subject to adjustment in accordance with the terms of the Amended and Restated Warrant Indenture.

If, at any time following a Liquidity Event, the Current Market Price of the Common Shares on a Stock Exchange equals or exceeds US$5.00, the Corporation shall be entitled, at its option, within 10 days following such 10-Trading Day period, to accelerate the exercise period through the issuance by the Corporation of a press release specifying the new Expiry Date (the “Acceleration Notice”) and, in such case, the new Expiry Date shall be deemed to be the 30th day following the issuance of the Acceleration Notice. From and after the new Expiry Date specified in such Acceleration Notice, no Warrants may be issued or exercised, and all unexercised Warrants shall be void and of no effect following the new Expiry Date.

The Warrants evidenced hereby are exercisable at or before the Expiry Time on the Expiry Date after which time the Warrants evidenced hereby shall be deemed to be void and of no further force or effect.

This Warrant Certificate evidences Warrants of the Corporation issued or issuable under the provisions of an amended and restated warrant indenture (which indenture together with all other instruments supplemental or ancillary thereto is herein referred to as the “Amended and Restated Warrant Indenture”) dated as of June 28, 2024 between the Corporation and Odyssey Trust Company, as Warrant Agent. Reference is hereby made to the Amended and Restated Warrant Indenture for particulars of the rights of the holders of Warrants of the Corporation and of the Warrant Agent in respect thereof and of the terms and conditions on which the Warrants are issued and held, all to the same effect as if the provisions of the Amended and Restated Warrant Indenture were herein set forth, to all of which the Warrantholder, by acceptance hereof, assents. The Corporation will furnish to the holder, on request and without charge, a copy of the Amended and Restated Warrant Indenture. In the event of a conflict between the terms and conditions of this Warrant Certificate and the Amended and Restated Warrant Indenture, the provisions of the Amended and Restated Warrant Indenture shall govern.

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Unless otherwise defined herein, capitalized terms will have the meanings set forth in the Amended and Restated Warrant Indenture.

The right to purchase Common Shares may only be exercised by the Warrantholder within the time set forth above by:

(a)	duly completing and executing the exercise form (the “Exercise Form”) attached hereto; and

(b)	surrendering this warrant certificate (the “Warrant Certificate”), with the Exercise Form to the Warrant Agent at the principal office of the Warrant Agent, in the city of Calgary, together with a certified cheque, bank draft or money order in lawful money of Canada payable to or to the order of the Corporation in an amount equal to the purchase price of the Common Shares so subscribed for.

The surrender of this Warrant Certificate, the duly completed Exercise Form and payment as provided above will be deemed to have been effected only on personal delivery thereof to, or if sent by mail or other means of transmission on actual receipt thereof by, the Warrant Agent at its principal offices as set out above.

Subject to adjustment thereof in the events and in the manner set forth in the Amended and Restated Warrant Indenture hereinafter referred to, the exercise price payable for each Common Share upon the exercise of Warrants shall be the Exercise Price as such term is defined in the Amended and Restated Warrant Indenture.

Certificates for the Common Shares subscribed for will be mailed to the persons specified in the Exercise Form at their respective addresses specified therein or, if so specified in the Exercise Form, delivered to such persons at the office, subject to the Warrant Agency being open to the public at such time, where this Warrant Certificate is surrendered. If fewer Common Shares are purchased than the number that can be purchased pursuant to this Warrant Certificate, the holder hereof will be entitled to receive without charge a new Warrant Certificate in respect of the balance of the Warrants not then exercised. No fractional Common Shares will be issued upon exercise of any Warrant.

On presentation at the principal offices of the Warrant Agent as set out above, subject to the provisions of the Amended and Restated Warrant Indenture and on compliance with the reasonable requirements of the Warrant Agent, one or more Warrant Certificates may be exchanged for one or more Warrant Certificates reflecting in the aggregate the same number of Warrants as the Warrant Certificate(s) so exchanged.

The Amended and Restated Warrant Indenture contains provisions for the adjustment of the Exercise Price payable for each Common Share upon the exercise of Warrants and the number of Common Shares issuable upon the exercise of Warrants in the events and in the manner set forth therein.

The Amended and Restated Warrant Indenture also contains provisions making binding on all holders of Warrants outstanding thereunder resolutions passed at meetings of holders of Warrants held in accordance with the provisions of the Amended and Restated Warrant Indenture and instruments in writing signed by Warrantholders of Warrants holding a specific majority of the all then outstanding Warrants.

Pursuant to Section 3.2(12) of the Warrant Indenture, if at any time prior to the Expiry Time, the Current Market Price exceeds the Exercise Price, each Warrantholder may elect to receive Common Shares pursuant to a “cashless exercise” (a “Cashless Exercise”), in lieu of a cash exercise, equal to the value of a Warrant determined in the manner described below (or of any portion thereof remaining unexercised) by surrender of a Warrant and an Exercise Form , in which event the Corporation shall issue to the Warrantholder the number of Common Shares computed using the following formula:

A-4

X = (Y)(A-B)

(A)

Where:

(a)	X = the number of Common Shares to be issued to the Warrantholder.

(b)	Y = the number of Common Shares that the Warrantholder elects to purchase under a Warrant (at the date of such calculation).

(c)	A = the Current Market Price on the trading day immediately preceding the date of the receipt by the Warrant Agent of the Cashless Exercise Form.

(d)	B = the Exercise Price per Common Share of such Warrant, as adjusted.

The issue price for each such Common Share to be issued pursuant to the Cashless Exercise of a Warrant will be equal to (B), as defined above, and the total issue price for the aggregate number of Common Shares issued pursuant to the Cashless Exercise of a Warrant will be paid and satisfied in full by the surrender to the Corporation of such Warrant and an Exercise Form.

Upon a Cashless Exercise of a Warrant during the Earnout Period, such Warrantholder shall be entitled to receive such number of Class A Shares and Class B Shares, in each case, as is equal to the number of Common Shares issuable upon Cashless Exercise divided by the Exchange Ratio multiplied by the Earnout Ratio.

Notwithstanding the foregoing, (x) no Class A Shares or Class B Shares will be issuable to Warrantholders upon a Cashless Exercise if, prior to such exercise, the Class A Shares or Class B Shares are redeemed pursuant to the Articles of the Corporation, (y) no Class A Shares will be issuable to Warrantholders upon a Cashless Exercise if, prior to such exercise, the First Tranche Earnout Target has been achieved, and (z) no Class B Shares will be issuable to Warrantholders upon a Cashless Exercise if, prior to such exercise, the Second Tranche Earnout Target has been achieved.

Nothing contained in this Warrant Certificate, the Amended and Restated Warrant Indenture or elsewhere shall be construed as conferring upon the holder hereof any right or interest whatsoever as a holder of Common Shares or any other right or interest except as herein and in the Amended and Restated Warrant Indenture expressly provided.

Warrants may only be transferred in compliance with the conditions of the Amended and Restated Warrant Indenture on the register to be kept by the Warrant Agent in Calgary, Alberta, or such other registrar as the Corporation, with the approval of the Warrant Agent, may appoint at such other place or places, if any, as may be designated, upon surrender of this Warrant Certificate to the Warrant Agent or other registrar accompanied by a written instrument of transfer in form and execution satisfactory to the Warrant Agent or other registrar and upon compliance with the conditions prescribed in the Amended and Restated Warrant Indenture and with such reasonable requirements as the Warrant Agent or other registrar may prescribe and upon the transfer being duly noted thereon by the Warrant Agent or other registrar. Time is of the essence hereof.

The Warrants and the Amended and Restated Warrant Indenture shall be governed by and performed, construed and enforced in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein and shall be treated in all respects as Alberta contracts.

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This Warrant Certificate will not be valid for any purpose until it has been countersigned by or on behalf of the Warrant Agent from time to time under the Amended and Restated Warrant Indenture.

The parties hereto have declared that they have required that this certificate and all other documents related hereto be in the English language. Les parties aux présentes déclarent qu’elles ont exigé que la présente convention, de même que tous les documents s’y rapportant, soient rédigés en anglais.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF the Corporation has caused this Warrant Certificate to be duly executed as of the ____ day of _______________, 20___.

ABOVE FOOD INGREDIENTS INC.

By:
Authorized Signatory

Countersigned and Registered by:

ODYSSEY TRUST COMPANY

By:
Authorized Signatory

Date:

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FORM OF TRANSFER

ANY TRANSFER OF WARRANTS WILL REQUIRE COMPLIANCE WITH APPLICABLE SECURITIES LEGISLATION. TRANSFERORS AND TRANSFEREES ARE URGED TO CONTACT LEGAL COUNSEL BEFORE EFFECTING ANY SUCH TRANSFER.

TO:      ODYSSEY TRUST COMPANY

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers to

(print name and address) the Warrants of ABOVE FOOD INGREDIENTS INC. (the “Corporation”) represented by this Warrant Certificate and hereby irrevocable constitutes and appoints __________________________ as its attorney with full power of substitution to transfer the said securities on the appropriate register of the Warrant Agent.

THE UNDERSIGNED TRANSFEROR HEREBY CERTIFIES AND DECLARES that the Warrants are not being offered, sold or transferred to, or for the account or benefit of, a “U.S. person” or a person within the “United States” (as such terms are defined in Regulation S under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”)) unless registered under the U.S. Securities Act and any applicable state securities laws or an exemption from such registration is available.

In the case of a warrant certificate that contains a U.S. restrictive legend, the undersigned hereby represents, warrants and certifies that (one (only) of the following must be checked):

☐	(A) the transfer is being made only to the Corporation;

☐	(B) the transfer is being made outside the United States in accordance with Rule 904 of Regulation S under the U.S. Securities Act, and in compliance with any applicable local securities laws and regulations and the holder has provided herewith the Declaration for Removal of Legend attached as Schedule B to the Amended and Restated Warrant Indenture, or

☐	(C) the transfer is being made within the United States or to, or for the account or benefit of, U.S. Persons, in accordance with a transaction that does not require registration under the U.S. Securities Act or any applicable state securities laws and the undersigned has furnished to the Corporation and the Warrant Agent an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Corporation to such effect.

In the case of a Warrant Certificate that does not contain a U.S. restrictive legend, if the proposed transfer is to, or for the account or benefit of a U.S. Person or to a person in the United States, the undersigned hereby represents, warrants and certifies that the transfer of the Warrants is being completed pursuant to an exemption from the registration requirements of the U.S. Securities Act and any applicable state securities laws, in which case the undersigned has furnished to the Corporation and the Warrant Agent an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Corporation to such effect.

In the event of the transfer of the Warrants represented by this Warrant Certificate to a Warrantholder that is in the United States or to, or for the account or benefit of a U.S. Person, the undersigned acknowledges and agrees that the Warrant Certificates representing such Warrants issued in the name of the transferee will be endorsed with the legend required by Section 2.8(1) of the Amended and Restated Warrant Indenture.

A-8

DATED this ____ day of ______________, 20__.

SPACE FOR GUARANTEES OF	)
SIGNATURES (BELOW))
)
)
	)	Signature of Transferor
)
)
Guarantor’s Signature/Stamp	)	Name of Transferor
)
)

Warrants shall only be transferable in accordance with the Amended and Restated Warrant Indenture and all applicable laws.

CERTAIN REQUIREMENTS RELATING TO TRANSFERS – READ CAREFULLY

The signature(s) of the transferor(s) must correspond with the name(s) as written upon the face of this certificate(s), in every particular, without alteration or enlargement, or any change whatsoever. The signature(s) on this form must be guaranteed in accordance with the transfer agent’s then current guidelines and requirements at the time of transfer. Notarized or witnessed signatures are not acceptable as guaranteed signatures. As at the time of closing, you may choose one of the following methods (although subject to change in accordance with industry practice and standards):

•	A Medallion Signature Guarantee obtained from a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, NYSE MSP). Many commercial banks, savings banks, credit unions, and all broker dealers participate in a Medallion Signature Guarantee Program. The Guarantor must affix a stamp bearing the actual words “Medallion Guaranteed”, with the correct prefix covering the face value of the certificate.

•	A Signature Guarantee obtained from the Guarantor must affix a stamp bearing the actual words “Signature Guaranteed”. Signature Guarantees are not accepted from Treasury Branches, Credit Unions or Caisse Populaires unless they are members of a Medallion Signature Guarantee Program. For corporate holders, corporate signing resolutions, including certificate of incumbency, are also required to accompany the transfer, unless there is a “Signature & Authority to Sign Guarantee” Stamp affixed to the transfer (as opposed to a “Signature Guarantee” Stamp) obtained from an authorized officer of a major Canadian Schedule I chartered bank.

•	For holders located outside North America, present the certificates(s) and/or document(s) that require a guarantee to a local financial institution that has a corresponding Canadian or American affiliate which is a member of an acceptable Medallion Signature Guarantee Program. The corresponding affiliate will arrange for the signature to be over-guaranteed.

WARRANT EXERCISE FORM

ANY TRANSFER OF WARRANTS WILL REQUIRE COMPLIANCE WITH APPLICABLE SECURITIES LEGISLATION. TRANSFERORS AND TRANSFEREES ARE URGED TO CONTACT LEGAL COUNSEL BEFORE EFFECTING ANY SUCH TRANSFER.

TO:	ABOVE FOOD INGREDIENTS INC. (the “Corporation”)
AND TO:	ODYSSEY TRUST COMPANY (the “Warrant Agent”)

The undersigned holder of the Warrants evidenced by this Warrant Certificate hereby exercises: [Please complete (a) or (b) below.]

(a)	_______________ (A) Warrants, each Warrant entitling the holder thereof to acquire 0.2103419 of a Common Share and, if applicable, 0.0349264 of a Class A Share and/or 0.0349264 of a Class B Share, pursuant to the right of such holder to be issued, and hereby subscribes for, the Shares that are issuable pursuant to the exercise of such Warrants on the terms specified in such Warrant Certificate and in the Warrant Indenture for the aggregate exercise price:

Exercise Price Payable:      _________________________________________________; or
                                   ((A) multiplied by US$13.31, subject to adjustment)

(b)	_______________ Warrants, if permitted pursuant to Section 3.2(12) of the Warrant Indenture, by means of a “cashless exercise” in which the Warrantholder shall be entitled to receive a number of Common Shares equal to the quotient obtained by dividing [(Y)(A-B)] by (A), where (i) (Y) equals the number of Common Shares that the Warrantholder elects to purchase under a Warrant (at the date of such calculation); (ii) (A) equals the Current Market Price on the trading day immediately preceding the date of the receipt by the Warrant Agent of the Cashless Exercise Form; and (iii) (B) equals the Exercise Price per Common Share of such Warrant, as adjusted, and the undersigned hereby surrenders all such Warrants to the Corporation in full payment and satisfaction of the total issue price for such Common Shares pursuant to this cashless exercise of such Warrants.

Upon a Cashless Exercise of a Warrant during the Earnout Period, such Warrantholder shall be entitled to receive such number of Class A Shares and Class B Shares, in each case, as is equal to the number of Common Shares issuable upon Cashless Exercise divided by the Exchange Ratio multiplied by the Earnout Ratio.

Notwithstanding the foregoing, (x) no Class A Shares or Class B Shares will be issuable to Warrantholders upon a Cashless Exercise if, prior to such exercise, the Class A Shares or Class B Shares are redeemed pursuant to the Articles of the Corporation, (y) no Class A Shares will be issuable to Warrantholders upon a Cashless Exercise if, prior to such exercise, the First Tranche Earnout Target has been achieved, and (z) no Class B Shares will be issuable to Warrantholders upon a Cashless Exercise if, prior to such exercise, the Second Tranche Earnout Target has been achieved.

The undersigned hereby exercises the right of such holder to be issued, and hereby subscribes for, Common Shares that are issuable pursuant to the exercise of such Warrants on the terms specified in such Warrant Certificate and in the Amended and Restated Warrant Indenture.

The undersigned hereby represents, warrants and certifies as follows (one (only) of the following must be checked):

A. ☐	The undersigned holder at the time of exercise of the Warrants (a) is not in the United States; (b) is not a U.S. Person and is not exercising the Warrants on behalf of, or for the account of, a U.S. Person or a person in the United States; and (c) represents and warrants that the exercise of the Warrants and the acquisition of the Common Shares upon exercise thereof occurred in an “offshore transaction” (as defined under Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”));

B. ☐	A written confirmation that the Warrantholder (a) is an original U.S. purchaser who purchased the Warrants directly from the Corporation pursuant to Rule 144A under the U.S. Securities Act, (b) is a “qualified institutional buyer” as defined in rule 144A under the U.S. Securities Act, and (c) and confirms, as of the date of exercise, each of the representations, warranties, certifications and agreements made by it in connection with its acquisition of such Warrants as though such representations, warranties, certifications and agreements were made on the date thereof and in respect of the acquisition of the Common Shares issuable upon exercise of the Warrants; OR

C. ☐	The undersigned holder has delivered to the Warrant Agent an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Corporation to the effect that the exercise of the Warrants and the issuance of the Common Shares upon exercise thereof does not require registration under the U.S. Securities Act or any applicable state securities laws.

The undersigned holder understands that unless Box A above is checked, the certificate representing the Common Shares will be issued in definitive physical certificated form and bear a legend restricting transfer without registration under the U.S. Securities Act and applicable state securities laws unless an exemption from registration is available (in the form set out in the Amended and Restated Warrant Indenture and the subscription documents).

“U.S. Person” and “United States” are as defined under Regulation S under the U.S. Securities Act.

The undersigned hereby irrevocably directs that the said Common Shares be issued, registered and delivered as follows:

Name(s) in Full	Address(es)	Number of Common Shares
______________________	______________________	______________________
______________________	______________________	______________________
______________________	______________________	______________________
______________________	______________________	______________________
______________________	______________________	______________________

Please print full name in which certificates representing the Common Shares are to be issued. If any Common Shares are to be issued to a person or persons other than the registered holder, the registered holder must pay to the Warrant Agent all exigible transfer taxes or other government charges, if any, and the Form of Transfer must be duly executed.

Once completed and executed, this Exercise Form must be mailed or delivered to Above Food Ingredients Inc. c/o ODYSSEY TRUST COMPANY Suite 1230, 300 5th Avenue SW, Calgary, Alberta, T2P 3C4.

[Remainder of page intentionally left blank]

DATED this ____day of _______________, 20__.

)
)
Witness	)	(Signature of Warrantholder, to be the
	)	same as it appears on the face of this
	)	Warrant Certificate. If an entity, the
	)	signatory represents that he or she has
	)	authority to bind such entity and duly
	)	execute this form.)

Name of Warrantholder

☐	Please check if the certificates representing the Common Shares are to be delivered at the office where this Warrant Certificate is surrendered, failing which such certificates will be mailed to the address set out above. Certificates will be delivered or mailed as soon as practicable after the surrender of this Warrant Certificate to the Warrant Agent.

SCHEDULE B

Form of Declaration for Removal of Legend

TO:	Above Foods Ingredients Inc.

c/o Odyssey Trust Company

Suite 1230, 300 5th Avenue SW
Calgary, Alberta
T2P 3C4

The undersigned (a) acknowledges that the sale of the securities of Above Food Ingredients Inc. (the "Corporation") to which this declaration relates is being made in reliance on Rule 904 of Regulation S ("Regulation S") under the United States Securities Act of 1933, as amended (the "U.S. Securities Act") and (b) certifies that (1) it is not an affiliate of the Corporation (as defined in Rule 405 under the U.S. Securities Act), (2) the offer of such securities was not made to a person in the United States and either (A) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believe that the buyer was outside the United States, or (B) the transaction was executed on or through the facilities of a Canadian stock exchange and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States, (3) neither the seller nor any affiliate of the seller nor any person acting on any of their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such securities, (4) the sale is bona fide and not for the purpose of "washing off" the resale restrictions imposed because the securities are "restricted securities" (as such term is defined in Rule 144(a)(3) under the U.S. Securities Act), (5) the seller does not intend to replace the securities sold in reliance on Rule 904 of the U.S. Securities Act with fungible unrestricted securities, and (6) the sale was not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act. Terms used herein have the meanings given to them by Regulation S.

Dated:	By:
Name:
Title:

Affirmation By Seller's Broker-Dealer (required for sales in accordance with Section (b)(2)(B) above)

We have read the foregoing representations of our customer, _________________________ (the "Seller") dated _______________________, with regard to our sale, for such Seller's account, of the securities of the Corporation described therein, and on behalf of ourselves we certify and affirm that (A) we have no knowledge that the transaction had been prearranged with a buyer in the United States, (B) the transaction was executed on or through the facilities of designated offshore securities market, (C) neither we, nor any person acting on our behalf, engaged in any directed selling efforts in connection with the offer and sale of such securities, and (D) no selling concession, fee or other remuneration is being paid to us in connection with this offer and sale other than the usual and customary broker's commission that would be received by a person executing such transaction as agent. Terms used herein have the meanings given to them by Regulation S.

Name of Firm

By:
Authorized officer

Date: